EXHIBIT 2.1
                            STOCK PURCHASE AGREEMENT

                                      AMONG

                         SMITHKLINE BEECHAM CORPORATION,

                        SMITHKLINE BEECHAM INTERCREDIT BV

                                       and

                              EXPRESS SCRIPTS, INC.


                SALE OF DIVERSIFIED PHARMACEUTICAL SERVICES, INC.

                          Dated as of February 9, 1999


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                                TABLE OF CONTENTS


         ARTICLE I PURCHASE AND SALE OF THE TRANSFERRED SHARES; CLOSING

SECTION 1.01.     Purchase and Sale of the Transferred Shares
SECTION 1.02.     Closing

                        ARTICLE II CONDITIONS TO CLOSING

SECTION 2.01.     Buyer's Obligation
SECTION 2.02.     Selling Companies' Obligations
SECTION 2.03.     Frustration of Closing Conditions


              ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER

SECTION 3.01.     Authority
SECTION 3.02.     No Conflicts; Consents
SECTION 3.03.     The Transferred Shares
SECTION 3.04.     Organization and Standing
SECTION 3.05.     Capital Stock of the Transferred  Subsidiaries
SECTION 3.06.     Equity Interests
SECTION 3.07.     Financial Statements; Undisclosed  Liabilities
SECTION 3.08.     Taxes
SECTION 3.09.     Assets
SECTION 3.10.     Title to Real Property
SECTION 3.11.     Contracts
SECTION 3.12.     Litigation
SECTION 3.13.     Benefit Plans
SECTION 3.14.     Absence of Changes or Events
SECTION 3.15.     Compliance with Applicable Laws
SECTION 3.16.     Environmental Matters
SECTION 3.17.     Employee and Labor Matters
SECTION 3.18.     Y2K Compliance Plan

                         ARTICLE IV COVENANTS OF SELLER

SECTION 4.01.     Access
SECTION 4.02.     Ordinary Conduct
SECTION 4.03.     Confidentiality
SECTION 4.04.     Insurance
SECTION 4.05.     Resignations
SECTION 4.06.     Supplemental Disclosure
SECTION 4.07.     Audited Financial Statements
SECTION 4.08.     UHC Payment Obligation
SECTION 4.09.     Post Closing Non-Competition
SECTION 4.10.     Sellers' Non-Solicitation
SECTION 4.11.     1994 Stock Purchase Agreement
SECTION 4.12.     Paxil Patient Assistance Program Support

                ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 5.01.     Authority
SECTION 5.02.     No Conflicts; Consents
SECTION 5.03.     Securities Act
SECTION 5.04.     Actions and Proceedings, etc.
SECTION 5.05.     Availability of Funds

                          ARTICLE VI COVENANTS OF BUYER

SECTION 6.01.     No Additional Representations
SECTION 6.02.     Supplemental Disclosure
SECTION 6.03.     Seller Guarantees
SECTION 6.04.     No Use of Certain Names

                          ARTICLE VII MUTUAL COVENANTS

SECTION 7.01.     Certain Agreements Regarding Intellectual Property
SECTION 7.02.     Cooperation
SECTION 7.03.     Publicity
SECTION 7.04.     Reasonable Best Efforts
SECTION 7.05.     Antitrust Notification
SECTION 7.06.     Records
SECTION 7.07.     Support Services
SECTION 7.08.     Confidentiality
SECTION 7.09.     Expenses
SECTION 7.10.     Further Assurances
SECTION 7.11.     Return of Confidential Information

                    ARTICLE VIII EMPLOYEE AND RELATED MATTERS

SECTION 8.01.     Employment
SECTION 8.02.     Continuation of Comparable Benefit Plans
SECTION 8.03.     Past Service Credit
SECTION 8.04.     Accrued Vacation, Personal and Sick Days
SECTION 8.05.     Company Pension Plan
SECTION 8.06.     401(k) Plan
SECTION 8.07.     Medical and Dental
SECTION 8.08.     Long-Term Disability
SECTION 8.09.     WARN Act
SECTION 8.10.     Life Insurance
SECTION 8.11.     Employment Claims; Workers Compensation
SECTION 8.12.     Cooperation; Employment Records
SECTION 8.13.     No Right to Plan Participation or Continued Employment
SECTION 8.14.     Exercise of Options
SECTION 8.15.     MRI Bonuses
SECTION 8.16.     Special Severance or Retention
SECTION 8.17.     Retained Obligations

                           ARTICLE IX INDEMNIFICATION

SECTION 9.01.     Tax Indemnification
SECTION 9.02.     Other Indemnification by Seller
SECTION 9.03.     Other Indemnification by Buyer
SECTION 9.04.     Limitations on Indemnity; Losses Net of Insurance, etc.
SECTION 9.05.     Termination of Indemnification
SECTION 9.06.     Procedures Relating to Indemnification (Other than
                    under Section 9.01)
SECTION 9.07.     Other Claims
SECTION 9.08.     Procedures Relating to Indemnification of Tax Claim

                              ARTICLE X TAX MATTERS
SECTION 10.01.    Preparation and Filing of Tax Returns, Reports and Forms
SECTION 10.02.    Cooperation on Tax Matters
SECTION 10.03.    Tax Refunds and Credits
SECTION 10.04.    Filing of Amended Returns
SECTION 10.05.    Transfer, Documentary, Sales, Use, Registration and Other
                    Such Taxes
SECTION 10.06.    Certificate Showing Exemption from Withholding
SECTION 10.07.    No Extraordinary Transactions
SECTION 10.08.    Termination of Tax Sharing Agreements
SECTION 10.09.    Section 338(h)(10) Elections

                             ARTICLE XI TERMINATION

SECTION 11.01.    Termination
SECTION 11.02.    Consequences of Termination
SECTION 11.03.    Return of Confidential Information

                     ARTICLE XII SURVIVAL OF REPRESENTATIONS

SECTION 12.01.    Survival of Representations

                           ARTICLE XIII MISCELLANEOUS

SECTION 13.01.    Definitions; Exhibits and Schedules; Certain Definitions
SECTION 13.02.    Amendments
SECTION 13.03.    Assignment
SECTION 13.04.    No Third Party Beneficiaries
SECTION 13.05.    Notices
SECTION 13.06.    Attorney Fees
SECTION 13.07.    Counterparts
SECTION 13.08.    Entire Agreement
SECTION 13.09.    Fees
SECTION 13.10.    Severability
SECTION 13.11.    Consent to Jurisdiction
SECTION 13.12.    Waiver of Jury Trial
SECTION 13.13.    Governing Law

EXHIBIT A  Form of Transitional Services Agreement
EXHIBIT B  Form of Guarantee
EXHIBIT C  Paxil Term Sheet

SCHEDULE A Allocation of Purchase Price
SCHEDULE B Intercompany Obligations

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                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of February 9, 1999 (this "AGREEMENT"), among SMITHKLINE BEECHAM CORPORATION, a Pennsylvania corporation ("SELLER"), SMITHKLINE BEECHAM INTERCREDIT BV, a corporation organized under the laws of The Netherlands ("PUERTO RICO SELLER" and, together with Seller, the "SELLING COMPANIES"), and EXPRESS SCRIPTS, INC., a Delaware corporation ("BUYER").

     Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all the issued and outstanding shares of Common Stock, $.01 par value (the "SHARES"), of Diversified Pharmaceutical Services, Inc., a Minnesota corporation and wholly owned subsidiary of Seller (the "COMPANY"). Buyer desires to purchase from Puerto Rico Seller, and Puerto Rico Seller desires to sell to Buyer, all the issued and outstanding shares of Common Stock, without par value (the "PUERTO RICO SHARES" and, together with the Shares, the "TRANSFERRED SHARES"), of Diversified Pharmaceutical Services (Puerto Rico) Inc., a corporation organized under the laws of Puerto Rico and wholly owned subsidiary of Puerto Rico Seller (the "PUERTO RICO COMPANY" and, together with the Company and the Company Subsidiary, the "TRANSFERRED SUBSIDIARIES"). Certain capitalized terms used in this Agreement are defined in Section 13.01(a); Section 13.01(b) identifies the sections of this Agreement in which the capitalized terms used and not defined in Section 13.01(a) are defined.

     Accordingly, the Selling Companies and Buyer hereby agree as follows:


                                    ARTICLE I

              PURCHASE AND SALE OF THE TRANSFERRED SHARES; CLOSING

     SECTION 1.01. PURCHASE AND SALE OF THE TRANSFERRED SHARES. On the terms and subject to the conditions of this Agreement, (a) Seller shall sell, transfer and deliver to Buyer, and Buyer will purchase from Seller, the Shares and (b) Puerto Rico Seller shall sell, transfer and deliver to Buyer, and Buyer will purchase from Puerto Rico Seller, the Puerto Rico Shares, all for an aggregate purchase price of $700,000,000 in cash (the "PURCHASE PRICE"), payable as set forth in
Section 1.02.

     Rule 1.02. CLOSING. (a) The closing (the "CLOSING") of the purchase and sale of the Transferred Shares shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, at 10:00 a.m. on April 1, 1999, or, if the conditions to the Closing set forth in Article II shall not have been satisfied by such date, within two business days after such conditions shall have been satisfied or at such other time, date and place as the parties hereto may agree. The date on which the Closing shall occur is hereinafter referred to as the "CLOSING DATE".

     (b) At the Closing, (i) Buyer shall deliver to Seller (for Seller and as agent for Puerto Rico Seller), by wire transfer to a bank account or accounts designated in writing by Seller at least two business days prior to the Closing Date, immediately available funds in an amount equal to the Purchase Price (which amount shall be allocated as set forth in Schedule A), (ii) Buyer and Seller each shall execute the Transaction Documents (other than this Agreement) to which each is a party and Seller shall cause each of the Transferred Subsidiaries to execute the Transaction Documents to which such Transferred Subsidiary is a party, (iii) Seller shall deliver or cause to be delivered to Buyer certificates representing the Shares and the Puerto Rico Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed (or otherwise in due form for transfer) and (iv) Buyer and Seller shall deliver any other certificates required by Article II.

     (c) On the terms and subject to the conditions of this Agreement, (i) all intercompany obligations owed by Seller and its Affiliates (other than the Transferred Subsidiaries) to the Transferred Subsidiaries as of the Closing Date that are of the types described on Schedule B shall be deemed paid in full, forgiven and unconditionally terminated immediately prior to the Closing (collectively, the "COMPANY FORGIVEN RECEIVABLES") and (ii) all intercompany obligations owed by the Transferred Subsidiaries to Seller and its Affiliates (other than the Transferred Subsidiaries) as of the Closing Date that are of the types described on Schedule B shall be deemed paid in full, forgiven and unconditionally terminated immediately prior to the Closing (collectively, the "SELLER FORGIVEN RECEIVABLES"). The Company Forgiven Receivables less the Seller Forgiven Receivables shall hereinafter be referred to as the "Intercompany Forgiven Amount". On the Closing Date, Seller shall, and shall cause each Transferred Subsidiary to, execute and deliver to the applicable party its unconditional release (the "RELEASES") terminating all Company Forgiven Receivables and Seller Forgiven Receivables, as the case may be, as of the Closing Date. Buyer and Seller shall acknowledge as of the Closing Date their agreement to the Releases. From and after the Closing Date, Buyer shall, with respect to each Transferred Subsidiary, make capital contributions to such Transferred Subsidiary and/or otherwise advance funds to such Transferred Subsidiary at such times and in such amounts as shall be necessary to cause such Transferred Subsidiary to maintain adequate working capital, PROVIDED that Buyer shall not be obligated hereunder to make capital contributions to such Transferred Subsidiary and/or otherwise advance funds to such Transferred Subsidiary if the aggregate amount of such contributions and advances to such Transferred Subsidiary outstanding at any time exceeds the amount by which (i) the aggregate Intercompany Forgiven Amount as of the Closing Date exceeds (ii) the retained earnings generated by such Transferred Subsidiary since Closing and not distributed to Buyer.

     (d) PURCHASE PRICE ADJUSTMENT. (i) Within 60 days after the Closing Date, Seller shall prepare and deliver to Buyer a statement (the "STATEMENT"), certified by an independent, nationally recognized accounting firm retained by Seller ("SELLER'S ACCOUNTANTS") to the effect that the Statement has been prepared in compliance with this Section 1.02(d), setting forth Working Capital (as defined below) as of the close of business on the Closing Date ("CLOSING WORKING CAPITAL") and a certificate of Seller that the Statement has been prepared in compliance with the requirements of this Section 1.02(d).

     Buyer shall cause the Transferred Subsidiaries and their employees to assist Seller and Seller's Accountants in the preparation of the Statement. Buyer or an independent, nationally recognized accounting firm retained by Buyer ("BUYER'S ACCOUNTANTS") may participate in the preparation of the Statement; PROVIDED, HOWEVER, that Buyer acknowledges that Seller shall have the primary responsibility and authority for preparing the Statement and Seller's Accountants shall have the primary responsibility and authority for certifying the Statement.

     During the 30-day period following Buyer's receipt of the Statement, Buyer and Buyer's Accountants shall be permitted to review the working papers of Seller and Seller's Accountants relating to the Statement. The Statement shall become final and binding upon the parties on the thirtieth day following delivery thereof, unless Buyer gives written notice of its disagreement with the Statement ("NOTICE OF DISAGREEMENT") to Seller on or prior to such date. Any Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted, (B) only include disagreements based on mathematical errors or based on Closing Working Capital not being calculated in accordance with this Section 1.02(d), (C) be accompanied by a certificate of Buyer that it has complied with the covenants set forth in Section 1.02(d)(iv) and (D) be accompanied by a certificate of Buyer's Accountants that the Notice of Disagreement has been prepared in compliance with this Section 1.02(d) (which certificate may be qualified or limited in a manner that is substantially similar to any qualification or limitation contained in the certificate delivered by Seller's Accountants in connection with the Statement). If a Notice of Disagreement is received by Seller in a timely manner, then the Statement (as revised in accordance with clause (I) or (II) below) shall become final and binding upon Seller and Buyer on the earlier of (I) the date Seller and Buyer resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (II) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below).

     During the 30-day period following the delivery of a Notice of Disagreement, Seller and Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period Seller and Seller's Accountants shall have access to the working papers of Buyer and Buyer's Accountants relating to the Notice of Disagreement. At the end of such 30-day period, Seller and Buyer shall submit to a United States office of a nationally recognized independent public accounting firm (the "ACCOUNTING FIRM") for review and resolution any and all matters which remain in dispute and which were properly included in the Notice of Disagreement. The Accounting Firm shall be KPMG Peat Marwick LLP or, if such firm is unable or unwilling to act, such other United States office of a nationally recognized independent public accounting firm as shall be agreed upon by the parties hereto in writing. Seller and Buyer shall use reasonable efforts to cause the Accounting Firm to render a decision resolving the matters submitted to it within 30 days following such submission. Seller and Buyer agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The fees and expenses of the Accounting Firm incurred pursuant to this Section 1.02(d) shall be borne 50% by Seller and 50% by Buyer. The fees and disbursements of Seller's Accountants incurred in connection with their certification of the Statement and review of any Notice of Disagreement shall be borne by Seller, and the fees and disbursements of Buyer's Accountants incurred in connection with their review of the Statement and certification of any Notice of Disagreement shall be borne by Buyer.

     (ii) The Purchase Price shall be increased by the amount by which Closing Working Capital is greater (less negative) than $(163,530,447) (the "WC AMOUNT"), and the Purchase Price shall be decreased by the amount by which Closing Working Capital is less (more negative) than the WC Amount (the Purchase Price as so increased or decreased shall hereinafter be referred to as the "ADJUSTED PURCHASE PRICE"). If the Purchase Price is less than the Adjusted Purchase Price, Buyer shall, and if the Purchase Price is more than the Adjusted Purchase Price, Seller shall, within 10 business days after the Statement becomes final and binding on the parties, make payment by wire transfer in immediately available funds of the amount of such difference, together with interest thereon at a rate equal to the rate of interest from time to time announced publicly by Citibank, N.A. as its prime rate, calculated on the basis of the actual number of days elapsed over 365, from the Closing Date to the date of payment.

     (iii) The term "WORKING CAPITAL" shall mean Current Assets minus Current Liabilities. Buyer and Seller each acknowledge (solely for purposes of this
Section  1.02(d)) that the WC Amount  represents the  Transferred  Subsidiaries'
Working Capital on the Date of the Company Balance Sheet, and shall not be subject to change regardless of whether the Transferred Subsidiaries' Current Assets and Current Liabilities as of the date of the Company Balance Sheet, were determined in accordance with generally accepted accounting principles. The terms "CURRENT ASSETS" and "CURRENT LIABILITIES" shall mean the total current assets and current liabilities, respectively, of the Transferred Subsidiaries, calculated in the same way, using the same methods, as the line items on the Company Balance Sheet, PROVIDED that current assets and current liabilities shall not take into account cash or cash equivalents and any amounts relating to Taxes, Schedule B Intercompany Items and Company Balance Sheet Adjustments (as defined below) in determining Working Capital. Without limiting the generality of the foregoing, Closing Working Capital is to be calculated in the same way, using the same methods, as the line items comprising Working Capital on the Company Balance Sheet, whether or not doing so is in accordance with generally accepted accounting principles. The parties agree that the adjustment contemplated by this Section 1.02(d) is intended to show the change in Working Capital from the date of the Company Balance Sheet (I.E., the WC Amount) to the Closing Date, and that such change can only be measured if the calculation of Working Capital is done in the same way, using the same methods, at both dates. The scope of the disputes to be resolved by the Accounting Firm is limited to whether such calculation was done in the same way, using the same methods, and whether there were mathematical errors in the Statement, and the Accounting Firm is not to make any other determination, including any determination as to whether generally accepted accounting principles were followed for the Company Balance Sheet or the Statement or as to whether the WC Amount is correct. Any items on or omissions from the Company Balance Sheet that are based upon errors of fact or mathematical errors or that are not in accordance with generally accepted accounting principles shall be retained for purposes of calculating Closing Working Capital.

     (iv) Buyer agrees that following the Closing it shall preserve the integrity of the accounting books and records of the Transferred Subsidiaries relating to the periods on or prior to the Closing Date and on which the Statement is to be based, and such accounting books and records shall be maintained in a form that is reasonably accessible by Seller and Seller's
Accountants. Without limiting the generality of the foregoing, changes made after the Closing in any reserve or other account existing as of the date of the Company Balance Sheet shall not be given any effect in the calculation of Closing Working Capital. Buyer shall cause the Transferred Subsidiaries to cooperate in the preparation of the Statement, including providing customary certifications to Seller's Accountants. Buyer's obligations under this Section 1.02(d)(iv) shall terminate when the determination of Closing Working Capital has become final and binding upon the parties in accordance with Section 1.02(d)(i); PROVIDED that Buyer's obligations hereunder shall not terminate prior to the date of the final, nonappealable resolution of any claim made by Buyer that Seller breached its representations pursuant to Section 3.07.

     (v) During the period of time from and after the Closing Date through the resolution of any adjustment to the Purchase Price contemplated by this Section 1.02(d), Buyer shall cause the Transferred Subsidiaries to afford to Seller and any accountants, counsel or financial advisers retained by Seller in connection with any adjustment to the Purchase Price contemplated by this Section 1.02(d) reasonable access, during normal business hours and upon reasonable prior notice, to all the Transferred Subsidiaries' properties, books, contracts, personnel and records relevant to the adjustment contemplated by this Section 1.02(d); PROVIDED that such access does not unreasonably disrupt the normal operations of Buyer or any of the Transferred Subsidiaries.


                                   ARTICLE II

                              CONDITIONS TO CLOSING

     SECTION 2.01. BUYER'S OBLIGATION. The obligation of Buyer to purchase and pay for the Transferred Shares is subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

     (a) The representations and warranties of Seller made in this Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Selling Companies shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Selling Companies by the time of the Closing. Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by an authorized officer of Seller confirming the foregoing.

     (b) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "GOVERNMENTAL ENTITY") or other legal restraint or prohibition preventing the purchase and sale of the Shares or the Puerto Rico Shares shall be in effect.

     (c) The waiting period under the Hart-Scott- Rodino Antitrust Improvements Act of 1976 (the "HSR ACT") shall have expired or been terminated.

     (d) The Transaction Documents (other than this Agreement) shall have been executed and delivered by each of Seller and its Affiliates (including the Transferred Subsidiaries) to the extent that it is a party thereto and shall be in full force and effect.

     (e) Buyer shall have received the financing contemplated by the Commitment Letter substantially in accordance with the terms described therein.

     SECTION 2.02. SELLING COMPANIES' OBLIGATIONS. The obligations of the Selling Companies to sell and deliver the Transferred Shares to Buyer is subject to the satisfaction (or waiver by the Selling Companies) as of the Closing of the following conditions:

     (a) The representations and warranties of Buyer made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the Closing. Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by an authorized officer of Buyer confirming the foregoing.

     (b) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the purchase and sale of the Shares or the Puerto Rico Shares shall be in effect.

     (c) The waiting period under the HSR Act shall have expired or been terminated.

     (d) The Transaction Documents (other than this Agreement) shall have been executed and delivered by each of Buyer and its Affiliates to the extent that it is a party thereto and shall be in full force and effect.

     (e) Buyer shall have acknowledged its agreement to the Company Release.

     SECTION 2.03. FRUSTRATION OF CLOSING CONDITIONS. Neither Buyer nor the Selling Companies may rely on the failure of any condition set forth in Section
2.01 or 2.02, respectively, to be satisfied if such failure was caused by Buyer's or Seller's respective failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur, as required by Section 7.04.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

     Seller hereby represents and warrants to Buyer as follows:

     SECTION 3.01. AUTHORITY. Each Selling Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Selling Company has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by the Selling Companies to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly authorized, executed and delivered by each Selling Company and constitutes a legal, valid and binding obligation of such Selling Company, enforceable against such Selling Company in accordance with its terms. The Transaction Documents other than this Agreement have been duly authorized by each Selling Company party thereto and, upon the due execution and delivery thereof, such Transaction Documents each will constitute a legal, valid and binding obligation of each Selling Company a party thereto, enforceable against such Selling Company in accordance with its terms.

     SECTION 3.02. NO  CONFLICTS;  CONSENTS.  (a) Except as set forth in Section
3.02 of the letter dated the date of this Agreement from Seller to Buyer (the "SELLER DISCLOSURE LETTER"), the execution and delivery of this Agreement by the Selling Companies do not, and the execution and delivery of the other
Transaction Documents will not and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind ("LIENS") other than a Permitted Lien upon any of the properties or assets of any Transferred Subsidiary under, any provision of (i) the Articles of Incorporation, By-laws or the comparable governing instruments of any Selling Company or any Transferred Subsidiary, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which any Selling Company or any Transferred Subsidiary is a party or by which any of their respective properties or assets are bound or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to any Selling Company or any Transferred Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a Company Material Adverse Effect or a material adverse effect on the ability of any Selling Company to consummate the transactions contemplated hereby and thereby.

     (b) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to any Selling Company or any Transferred Subsidiary in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby other than (i) compliance with and filings under the HSR Act and (ii) those that may be required solely by reason of Buyer's (as opposed to any other third party's) participation in the transactions contemplated hereby or thereby.

     SECTION 3.03. THE TRANSFERRED SHARES. (a) Seller has good and valid title to the Shares, free and clear of any Liens. Assuming Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to Buyer at the Closing of certificates representing the Shares, duly endorsed by Seller for transfer to Buyer, and upon Seller's receipt of the Purchase Price as provided in Section 1.02(b), good and valid title to the Shares will pass to Buyer, free and clear of any Liens, other than Liens arising from acts of Buyer or its Affiliates (other than acts of any Transferred Subsidiary prior to the Closing). Other than this Agreement, the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

     (b) Puerto Rico Seller has good and valid title to the Puerto Rico Shares, free and clear of any Liens. Assuming Buyer has the requisite power and authority to be the lawful owner of the Puerto Rico Shares, upon delivery to Buyer at the Closing of certificates representing the Puerto Rico Shares, duly endorsed by Puerto Rico Seller for transfer to Buyer, and upon Seller's receipt of the Purchase Price as agent on behalf of Puerto Rico Seller as provided in
Section 1.02(b), good and valid title to the Puerto Rico Shares will pass to Buyer, free and clear of any Liens, other than Liens arising from acts of Buyer or its Affiliates (other than acts of any Transferred Subsidiary prior to the Closing). Other than this Agreement, the Puerto Rico Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Puerto Rico Shares.

     SECTION 3.04. ORGANIZATION AND STANDING. Each Transferred Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Transferred Subsidiary has full corporate power and authority and, except as set forth in Section 3.04 of the Seller Disclosure Letter, possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a Company Material Adverse Effect. Each Transferred Subsidiary is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Company Material Adverse Effect. Prior to the execution of this Agreement, Seller has delivered to Buyer true and complete copies of the Certificate of Incorporation and Bylaws or comparable organizational documents, each as amended to date, of each Transferred Subsidiary.

     SECTION 3.05. CAPITAL STOCK OF THE TRANSFERRED SUBSIDIARIES. (a) The authorized capital stock of the Company consists of 1,000 shares of Common Stock, of which 100 shares of common stock, constituting the Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. Seller is the record and beneficial owner of the Shares. Except for the Shares, there are no shares of capital stock or other equity securities of the Company outstanding.

     (b) The authorized capital stock of the Company Subsidiary consists of 1,000 shares of common stock, $.01 par value, all of which are duly authorized and validly issued and outstanding, fully paid and nonassessable. The Company is the record and beneficial owner of all the outstanding capital stock of the Company Subsidiary. The Company has good and valid title to all the outstanding shares of capital stock of the Company Subsidiary, free and clear of any Liens. Except as set forth above, there are no shares of capital stock or other equity securities of the Company Subsidiary outstanding.

     (c) The authorized capital stock of the Puerto Rico Company consists of 1,000 shares of common stock, without par value, all of which, constituting the Puerto Rico Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. Puerto Rico Seller is the record and beneficial owner of all the outstanding capital stock of the Puerto Rico Company. Except as set forth above, there are no shares of capital stock or other equity securities of the Puerto Rico Company outstanding.

     (d) None of the Transferred Shares or any shares of capital stock of the Company Subsidiary have been issued in violation of, and none of the Transferred Shares or such shares of capital stock of the Company Subsidiary are subject to, any purchase option, call, right of first refusal, preemptive, subscription, conversion, exchange or similar rights under any provision of Applicable Law, the Articles of Incorporation, the Bylaws or the comparable governing instruments of any Transferred Subsidiary, any contract, agreement or instrument to which any Selling Company or any Transferred Subsidiary is subject, bound or a party or otherwise. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which any Selling Company or any Transferred Subsidiary is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of any Transferred Subsidiary or (ii) that give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of any Transferred Subsidiary. There are no equity securities of any Transferred Subsidiary reserved for issuance for any purpose. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of any Transferred Subsidiary may vote.

     SECTION 3.06. EQUITY INTERESTS. Except as set forth in Section 3.06 of the Seller Disclosure Letter, no Transferred Subsidiary directly or indirectly owns any capital stock of or other equity interests in any corporation, partnership or other Person and no Transferred Subsidiary is a member of or participant in any partnership, joint venture or similar Person.

     SECTION 3.07. FINANCIAL STATEMENTS;  UNDISCLOSED  LIABILITIES.  (a) Section
3.07 of the Seller Disclosure Letter sets forth the audited consolidated balance sheets of the Company and its subsidiaries as of December 31, 1997 and 1996 and the unaudited consolidated balance sheet of the Company and its subsidiaries as of December 31, 1998 (the unaudited consolidated balance sheet as of December 31, 1998, the "COMPANY BALANCE SHEET"), and the audited consolidated statements of income and cash flows of the Company and its subsidiaries for the periods ended December 31, 1997 and 1996, and the unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for the period ended December 31, 1998, together with the notes to such financial statements (such financial statements, together with the notes to such financial statements, collectively, the "COMPANY FINANCIAL STATEMENTS"). Except as set forth in
Section 3.07 of the Seller Disclosure Letter, the Company Financial Statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except in each case as may be described in the notes thereto) and fairly present in all material respects the consolidated financial position of the Transferred Subsidiaries (including the Puerto Rico Company) and the consolidated results of their operations and cash flows for the respective periods indicated (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments and the absence of footnotes complying with
GAAP).

     (b) The Transferred Subsidiaries do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) required by GAAP to be reflected on a consolidated balance sheet of the Transferred Subsidiaries or in the notes thereto, except (i) as disclosed, reflected or reserved against in the Company Balance Sheet and the notes thereto, (ii) for items set forth in Section 3.07 of the Seller Disclosure Letter, (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet and not in violation of this Agreement, (iv) for Taxes and (v) for other liabilities that arise after the date hereof and that would not be required by GAAP to be reflected on a consolidated balance sheet of the Transferred Subsidiaries (or in the notes thereto) prepared as of the date hereof which other liabilities, individually or in the aggregate, would not have a Company Material Adverse Effect.

     (c) The audited consolidated Company financial statements to be delivered pursuant to Section 4.07 will be prepared in conformity with GAAP applied on a basis consistent with the audited Company Financial Statements and will fairly present in all material respects the consolidated financial position of the Transferred Subsidiaries as of December 31, 1998 and the consolidated results of their operations and cash flows for the year then ended.

     (d) Except as set forth in Section  3.07 of the Seller  Disclosure  Letter,
(i) the WC Amount was determined as of the date of the Company Balance Sheet in conformity with GAAP applied on a basis consistent with the Company Balance Sheet and (ii) Closing Working Capital shall be determined as of the Closing Date in conformity with GAAP applied on a basis consistent with the Company Balance Sheet.

     (e) This Section 3.07 will not be deemed breached by changes in GAAP or Applicable Law after the date of this Agreement.

     SECTION 3.08. TAXES. (a) For purposes of this Agreement, (i) "TAX" or "TAXES" shall mean all Federal, state, local and foreign taxes and assessments, including all interest, penalties and additions imposed with respect to such amounts, whether disputed or not, (ii) "PRE-CLOSING TAX PERIOD" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day and (iii) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (b) Except as set forth in Section  3.08 of the Seller  Disclosure  Letter,
(i) the Transferred Subsidiaries and each affiliated group, within the meaning of Section 1504(a) of the Code, of which any of the Selling Companies is the common parent (each, an "AFFILIATED GROUP"), have filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax returns, reports and forms required to be filed by the Code or by applicable state, local or foreign tax laws, and all such Tax returns were correct and complete in all material respects, (ii) all Taxes shown to be due on such returns, reports and forms have been timely paid in full or will be timely paid in full by the due date thereof, (iii) no material Tax liens have been filed and no material claims of which any of the Selling Companies or the Transferred Subsidiaries has knowledge or which have been asserted in writing with respect to any such Taxes and (iv) all deficiencies for Taxes asserted or assessed by a taxing authority against any Transferred Subsidiary or any Affiliated Group have been paid or settled.

     (c) Except as set forth in Section  3.08 of the Seller  Disclosure  Letter,
(i) no property of the Company or the Company Subsidiary is "tax exempt use property" within the meaning of Section 168(h) of the Code and (ii) to the Knowledge of Seller, neither the Company nor the Company Subsidiary is a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

     (d) Except as set forth in Section 3.08 of the Seller Disclosure Letter, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any material Taxes due from or with respect to any Transferred Subsidiary or any Affiliated Group, and none of the Transferred Subsidiaries or the Affiliated Groups has requested any extension of time within which to file any material Tax return, which return has not yet been filed.

     (e) Except as set forth in Section 3.08 of the Seller Disclosure Letter, each of the Transferred Subsidiaries (i) is not, and has not been, a member of an affiliated group filing a consolidated Federal income Tax return other than a group the common parent of which is a Selling Company and (ii) has no liability for the Taxes of any other person or entity under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract or otherwise.

     (f) Except as set forth in Section 3.08 of the Seller Disclosure Letter, no audit or other proceeding with respect to Taxes (other than state Taxes that are not material) or Tax returns of any Affiliated Group or the Transferred Subsidiaries is pending or being conducted by a Tax authority, and none of the Affiliated Groups or the Transferred Subsidiaries has been notified in writing of any such audit or other proceeding.

     (g) Each of the Transferred Subsidiaries has withheld and paid all material Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or third party.

     (h) Since May 2, 1994, and to the Knowledge of the Selling Companies with respect to periods prior to that date, no closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign law has been entered into by or with respect to any Affiliated Group or the Transferred Subsidiaries with respect to material Taxes.

     (i) Since May 2, 1994, and to the Knowledge of the Selling Companies with respect to periods prior to that date, the Transferred Subsidiaries have collected all material sales and use Taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities, or have been furnished properly completed exemption certificates.

     (j) No amount payable under any Company Benefit Plan or under any other existing contract or agreement, plan or arrangement by any Transferred Subsidiary covering any Continued Employee will, individually or collectively, give rise to the payment of any amount that will not be deductible by such Transferred Subsidiary by reason of Section 280G of the Code.

     (k) As of the Closing, none of the Transferred Subsidiaries shall be a party to, be bound by or have any obligation under, any Tax sharing agreement or similar contract or arrangement or any agreement that obligates it to make a payment computed by reference to the Taxes, taxable income or taxable losses of any Person.

     SECTION 3.09. ASSETS. (a) Except as set forth in Section 3.09 of the Seller Disclosure Letter, the Transferred Subsidiaries have, or at the Closing Date will have, good and valid title to all material assets reflected on the Company Balance Sheet or thereafter acquired, except those sold or otherwise disposed of since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens other than Permitted Liens. This Section 3.09(a) does not relate to Intellectual Property, which is the subject of
Section 3.09(b), or to real property or interests in real property, which is the subject of Section 3.10.

     (b) Section 3.09 of the Seller Disclosure Letter sets forth all trademarks, patents and applications therefor and copyrights used by the Transferred Subsidiaries in their respective businesses. Except as disclosed in Section 3.09 of the Seller Disclosure Letter, (i) the Transferred Subsidiaries own or have the right to use all material Intellectual Property ("COMPANY IP") used by any Transferred Subsidiary in its business or necessary to conduct its business as currently conducted, free of all Liens other than Permitted Liens, and (ii) as of the date of this Agreement, no order, decree, judgment, temporary restraining order or preliminary or permanent injunction has been rendered by any Governmental Entity, no Action is pending, and, to the Knowledge of Seller, no Action is threatened, that, in any such case, limits or challenges the ownership, use, validity or enforceability of any Company IP, and has or could reasonably be expected to have a Company Material Adverse Effect.

     (c) The assets, properties and rights of the Transferred Subsidiaries as of the Closing Date constitute all material assets, properties and rights necessary for the conduct of the business of the Transferred Subsidiaries as currently conducted other than (i) as set forth in Section 3.09 of the Seller Disclosure Letter, (ii) assets of Seller or its Affiliates relating to the services currently provided by Seller and its Affiliates to the Transferred Subsidiaries as described in Section 7.07 of the Seller Disclosure Letter, (iii) the assets of Seller or its Affiliates relating to the services to be provided to the Transferred Subsidiaries under the Transitional Services Agreement, (iv) the Names and (v) cash and Company Forgiven Receivables.

     (d) Except as disclosed in Section 3.09 of the Seller Disclosure Letter, as of the date hereof, the assets, properties and rights of the Transferred Subsidiaries are free of all Liens (i) arising from judgments, decrees or attachments or (ii) for Taxes being contested in good faith and by appropriate proceedings.

     SECTION 3.10. TITLE TO REAL PROPERTY. Section 3.10 of the Seller Disclosure Letter sets forth a complete list of all real property and interests in real property owned in fee by any Transferred Subsidiary (individually, a "COMPANY OWNED PROPERTY"). Section 3.10 of the Seller Disclosure Letter sets forth a complete list of all real property and interests in real property leased by any Transferred Subsidiary (individually, a "COMPANY LEASED PROPERTY"). The Transferred Subsidiaries have (a) good and insurable fee title to all Company Owned Property and (b) good and valid title to the leasehold estates in all Company Leased Property (a Company Owned Property or Company Leased Property being sometimes referred to herein as a "COMPANY PROPERTY"), in each case free and clear of all Liens other than Permitted Liens.

     SECTION 3.11. CONTRACTS. (a) Except as set forth in Section 3.11 of the Seller Disclosure Letter, no Transferred Subsidiary is a party to or bound by any:

     (i) employment agreement or employment contract that has an aggregate future liability in excess of $100,000 and is not terminable by such Transferred Subsidiary by notice of not more than 60 days for a cost of less than $100,000;

     (ii) employee collective bargaining agreement or other contract with any labor union;

     (iii) covenant of such Transferred Subsidiary not to compete;

     (iv) agreement, contract or other arrangement with (A) Seller or any Affiliate of Seller (other than another Transferred Subsidiary) or (B) any officer, director or employee of another Transferred Subsidiary, Seller or any Affiliate of Seller (other than employment agreements covered by clause (i) above);

     (v) lease, sublease or similar agreement with any Person (other than another Transferred Subsidiary) under which such Transferred Subsidiary is a lessor or sublessor of, or makes available for use to any Person (other than another Transferred Subsidiary), (A) any Company Property or (B) any portion of any premises otherwise occupied by such Transferred Subsidiary;

     (vi) agreement, contract or other instrument under which such Transferred Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person (other than another Transferred Subsidiary) or any other note, bond, debenture or other evidence of indebtedness issued to any Person (other than another Transferred Subsidiary) in any such case which, individually, is in excess of $250,000 and which is not intercompany debt which will be repaid, forgiven or otherwise terminated on or prior to the Closing Date;

     (vii) agreement, contract or other instrument (including so-called take-or-pay or keepwell agreements) under which (A) any Person (including any Transferred Subsidiary) has directly or indirectly guaranteed indebtedness,
liabilities  or  obligations  of  such   Transferred   Subsidiary  or  (B)  such
Transferred Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case which, individually, is in excess of $500,000 and which is not intercompany debt which will be repaid, forgiven or otherwise terminated on or prior to the Closing Date or a Section 3.11(a)(ix) Contract; (viii) agreement, contract or other instrument under which such Transferred Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than another Transferred Subsidiary), in any such case which, individually, is in excess of $500,000 and which is not an intercompany receivable which will be repaid, forgiven or otherwise terminated on or prior to the Closing Date;

     (ix) material contract for pharmacy benefit management services (a "SECTION 3.11(A)(IX) Contract") under which such Transferred Subsidiary (A) is at risk for all or any part of the drug ingredient cost (including any capitated contracts, risk-sharing or "risk band" contracts, contracts with performance guarantees related to the drug ingredient cost, or similar contracts), (B) guarantees a minimum rebate amount (whether stated as a percentage, a specific amount per prescription, or otherwise) to the customer or (C) undertakes to offer the customer the best pricing offered to any other customer or class of customers; or

     (x) agreement, contract, lease, license, commitment or instrument to which such Transferred Subsidiary is a party or by or to which it or any of its assets or business is bound or subject which has an aggregate future liability to any Person (other than another Transferred Subsidiary) in excess of $1,000,000 and
(A) is not terminable by such Transferred Subsidiary by notice of not more than 60 days for a cost of less than $1,000,000 or (B) is not an agreement, contract, lease, license, commitment or instrument of the type which is required to be disclosed under any of the previous clauses of this Section 3.11 or under Sections 3.09, 3.10, 3.12, 3.13, 3.15, 3.16 or 3.17 (or would be required to be disclosed pursuant to such Sections if the applicable dollar value or other materiality standard were satisfied).

     (b) Except as set forth in Section 3.11 of the Seller Disclosure Letter, as of the date of this Agreement, all agreements, contracts, leases, licenses, commitments or instruments of any Transferred Subsidiary listed in Section 3.11 of the Seller Disclosure Letter (collectively, the "COMPANY CONTRACTS") are valid, binding and in full force and effect, except for such failures to be valid, binding and in full force and effect that, individually or in the aggregate, have not had and would not have a Company Material Adverse Effect. Except as set forth in Section 3.11 of the Seller Disclosure Letter, each Transferred Subsidiary has performed all obligations required to be performed by it under the Company Contracts to which it is a party and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder and, to the Knowledge of Seller, no other party to any of the Company Contracts is as of the date hereof (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, except for such noncompliance, breaches and defaults that, individually or in the aggregate, have not had and would not have a Company Material Adverse Effect.

     (c) Since January 1, 1998, except as disclosed in Section 3.11 of the Seller Disclosure Letter (including as disclosed in response to clause (iv) of paragraph (a) above), no Transferred Subsidiary has been a party to or bound by any material agreement or contract with Seller or any Affiliate of Seller (other than another Transferred Subsidiary).

     SECTION 3.12. LITIGATION. (a) Section 3.12 of the Seller Disclosure Letter sets forth a list as of the date of this Agreement of all pending lawsuits, actions, proceedings, arbitrations, demands or claims ("ACTIONS"), with respect to which Seller or any Transferred Subsidiary has been contacted in writing by the plaintiff, claimant or counsel therefor, against any Transferred Subsidiary or any of its respective properties, assets, operations or businesses and which
(i) involve  more than  $100,000,  (ii) seek any material  injunctive  relief or
(iii) may give rise to any legal restraint on or prohibition against the transactions contemplated by this Agreement or the other Transaction Documents. Except as set forth in Section 3.12 of the Seller Disclosure Letter, there are no Actions pending or, to the Knowledge of Seller, threatened against any Transferred Subsidiary that has had or could reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.12 of the Seller Disclosure Letter, no Transferred Subsidiary is a party or subject to or in default under any material judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal applicable to it or any of its properties, assets, operations or business. Except as set forth in Section 3.12 of the Seller Disclosure Letter, to the Knowledge of Seller, there is no pending or threatened investigation of or proceeding involving any Transferred Subsidiary by any Governmental Entity.

     (b) There are no (i) outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against or affecting any Selling Company, (ii) Actions pending or, to the knowledge of Seller, threatened against or affecting any Selling Company, or (iii) investigations by any Governmental Entity which are, to the Knowledge of Seller, pending or threatened against or affecting any Selling Company, which, in the case of each of clauses
(i), (ii) and (iii), have or could reasonably be expected to have a material adverse effect on the ability of any of the Selling Companies to consummate the transactions contemplated by the Transaction Documents.

     (c) This Section 3.12 does not relate to environmental matters or Intellectual Property, which are the subject of Section 3.16 and Section 3.09, respectively.

     SECTION 3.13. BENEFIT PLANS. (a) Section 3.13 of the Seller Disclosure Letter contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "COMPANY PENSION PLANS"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), employment, severance and change-in-control agreements, bonus, stock option, stock purchase, deferred compensation plans, programs, agreements or arrangements and other employee fringe benefit plans (all the foregoing being herein called "COMPANY BENEFIT PLANS") maintained, or contributed to, by Seller or a Transferred Subsidiary, for the benefit of any officers or employees of (i) Seller, whose names are listed in Section 8.01 of the Seller Disclosure Letter or (ii) any Transferred Subsidiary. Seller has made available to Buyer true, complete and correct copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof), (ii) the two most recent annual reports (if any) on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required) including all schedules thereto, (iii) the most recent summary plan description for each Company Benefit Plan for which such a summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan.

     (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms. Seller, the Transferred Subsidiaries and all the Company Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA and the Code and with all other laws, rules and regulations applicable to the Company Benefit Plans. Except as set forth in
Section 3.13 of the Seller Disclosure Letter, all material reports, returns and similar documents with respect to the Company Benefit Plans required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been duly and timely filed or distributed. Except as set forth in Section 3.13 of the Seller Disclosure Letter, there are no lawsuits, actions, termination proceedings or other proceedings pending, or, to the Knowledge of Seller, threatened against or involving any Company Benefit Plan and, to the Knowledge of Seller, there are no investigations by any Governmental Entity or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans) pending or threatened against or involving any Company Benefit Plan or asserting any rights to benefits under any Company Benefit Plan.

     (c) Except as set forth in Section  3.13 of the Seller  Disclosure  Letter,
(i) all contributions to, and payments from, the Company Benefit Plans that may have been required to be made in accordance with the Company Benefit Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made, (ii) there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Company Pension Plan and (iii) no Company Pension Plan has an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of the most recent plan year.

     (d) Except as set forth in Section 3.13 of the Seller Disclosure Letter, all Company Pension Plans intended to be tax-qualified have received favorable determination letters from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the Knowledge of Seller, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its cost.

     (e) No "prohibited  transaction" (as defined in Section 4975 of the Code or
Section 406 of ERISA) has occurred that involves the assets of any Company Benefit Plan and that is likely to subject the Transferred Subsidiaries or any of their employees, or, to the Knowledge of Seller, a trustee, administrator or other fiduciary of any trusts created under any Company Benefit Plan to the tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA. Except as set forth in Section 3.13 of the Seller Disclosure Letter, none of the Company Pension Plans has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect thereto. None of Seller or any Transferred Subsidiary has engaged in any transaction or acted or failed to act in a manner that is likely to subject the Transferred Subsidiaries to any liability for breach of fiduciary duty under ERISA or any other applicable law, except for such transactions, actions and failures that, individually or in the aggregate, would not have a Company Material Adverse Effect.

     (f) With respect to any Company Pension Plan subject to Title IV of ERISA (including for the purposes of this Section 3.13(f) and Section 3.13(g) any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) maintained or contributed to by Seller or any other Person under common control with Seller, as determined pursuant to Sections 414(b), (c), (m) or (o) of the
Code), neither Seller nor any Transferred Subsidiary has incurred any liability to such Company Pension Plan or to the Pension Benefit Guaranty Corporation, other than for the payment of premiums, all of which have been paid when due, and except for any liabilities that, individually or in the aggregate, would not have a Company Material Adverse Effect. Seller has made available to Buyer most recent actuarial reports or valuations (if any) with respect to each Company Pension Plan that is a "defined benefit pension plan" (as defined in Section 3(35) of ERISA). The information supplied to the actuary by Seller for use in preparing such reports and valuations was complete and accurate and Seller has no reason to believe that the conclusions expressed in such reports and valuations are incorrect.

     (g) Except as set forth in Section 3.13 of the Seller Disclosure Letter, as of the most recent valuation date for each Company Pension Plan that is a defined benefit pension plan, there was not any amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) under such Company Pension Plan and, to the Knowledge of Seller, there are no facts or circumstances that would materially change the funded status of any such Company Pension Plan.

     (h) Except as set forth in Section 3.13 of the Seller Disclosure Letter, at no time within the six years preceding the Closing Date has Seller or any Transferred Subsidiary been required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) for the benefit of any officers or employees of a Transferred Subsidiary or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA, with respect to any such multiemployer plan, which liability has not been fully paid as of the date hereof, or announced an intention to withdraw, but not yet completed such withdrawal, from any such multiemployer plan.

     (i) Except as set forth in Section 3.13 of the Seller Disclosure Letter, each Company Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code.

     (j) Except as set forth in Section 3.13 of the Seller Disclosure Letter, no employee or former employee of any Transferred Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or any enhanced benefit solely as a result of the transactions contemplated hereby.

     SECTION 3.14. ABSENCE OF CHANGES OR EVENTS.  Except as set forth in Section
3.14 of the Seller Disclosure Letter, since the date of the Company Balance Sheet, there has not been any material adverse change in the business, assets, financial condition or results of operations of the Transferred Subsidiaries, taken as a whole, other than changes relating to United States or foreign economies in general or the Company's industry in general and not specifically relating to a Transferred Subsidiary. Buyer acknowledges that there may be a diminution in the productivity of the business organization of the Transferred Subsidiaries as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby (including but not limited to losses of employees, work stoppages and work interruptions), and Buyer agrees that no adverse change in the business, assets, financial condition or the results of operations of the Transferred Subsidiaries during the period between such execution of this Agreement and the Closing Date that is primarily attributable to such diminution shall constitute a breach of this Section 3.14. Except as set forth in Section 3.14 of the Seller Disclosure Letter, since the date of the Balance Sheet to the date of this Agreement, the business of the Transferred Subsidiaries has been conducted in the ordinary course of business. Except as set forth in Section 3.14 of the Seller Disclosure Letter, since the date of the Company Balance Sheet to the date of this Agreement, no Transferred Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 4.02.

     SECTION 3.15. COMPLIANCE WITH APPLICABLE LAWS. Except as previously disclosed by Seller to Buyer in writing, each Transferred Subsidiary is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity ("APPLICABLE LAWS"), including those relating to occupational health and safety, except for instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in
Section 3.15 of the Seller Disclosure Letter, no Transferred Subsidiary has received any written communication since January 1, 1996, from a Governmental Entity that alleges that such Transferred Subsidiary is not in compliance in any material respect with any Applicable Laws which are material to the conduct of the business of the Transferred Subsidiaries, taken as a whole. This Section
3.15 does not relate to matters with respect to Taxes, to employee benefit or ERISA matters, to environmental matters or to employee and labor matters, which are the subject of Sections 3.08, 3.13, 3.16 and 3.17, respectively.

     SECTION 3.16. ENVIRONMENTAL MATTERS. Except for those matters that, individually or in the aggregate, would not be reasonably likely to result in a Company Material Adverse Effect, as of the date of this Agreement (a) each Transferred Subsidiary has obtained and is in compliance in all material respects with all permits, licenses, authorizations, registrations and approvals required for the conduct of its operations under Environmental Laws, (b) each Transferred Subsidiary is in compliance in all material respects with Environmental Laws, (c) there have been no Releases, or, to the Knowledge of Seller, threatened Releases, of Hazardous Materials at any properties currently owned or operated by any Transferred Subsidiary, (d) no Transferred Subsidiary has received written notice of any Environmental Claim and, to Seller's Knowledge, no Transferred Subsidiary is aware of any threatened Environmental Claim and (e) no Transferred Subsidiary is a party to or subject to or in default under any material judgment, decree or order of any Governmental Entity under any Environmental Laws.

     SECTION 3.17.  EMPLOYEE AND LABOR  MATTERS.  Except as set forth in Section
3.17 of the Seller Disclosure Letter (a) there is, and since January 1, 1998, there has been, no labor strike, dispute, work stoppage or lockout pending, or, to the Knowledge of Seller, threatened, against any Transferred Subsidiary, (b) to the Knowledge of Seller, no union organizational campaign is in progress with respect to the employees of any Transferred Subsidiary and no question concerning representation exists respecting such employees, (c) no Transferred Subsidiary is engaged in any unfair labor practice, (d) there is no unfair labor practice charge or complaint against any Transferred Subsidiary pending, or, to the Knowledge of Seller, threatened, before the National Labor Relations Board,
(e) there are no pending, or, to the Knowledge of Seller, threatened, union grievances against any Transferred Subsidiary as to which there is a reasonable possibility of adverse determination and that, if so determined, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, (f) there are no pending, or, to the Knowledge of Seller, threatened, charges against any Transferred Subsidiary or any current or former employee of any Transferred Subsidiary before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices and (g) no Transferred Subsidiary has received written notice since January 1, 1998, of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of any Transferred Subsidiary and, to the Knowledge of Seller, no such investigation is in progress.

     SECTION 3.18. Y2K COMPLIANCE PLAN. (a) Seller has developed a comprehensive strategy, process and procedure ("SELLER 2000 METHODOLOGY") for assessing, analyzing, testing and repairing, modifying, replacing or abandoning the computer hardware and software systems (together with any other equipment dependent upon or incorporating such computer hardware and software) owned or leased by the Seller or any of its Affiliates, and used by Seller and its Affiliates in the manufacture or supply of their products or services ("SELLER INTERNAL SYSTEMS"), directed at ensuring that such Seller Internal Systems are Year 2000 Compliant.

     (b) The Company has developed, adopted and is currently pursuing an implementation plan based on the Seller 2000 Methodology ("COMPANY IMPLEMENTATION PLAN") directed at ensuring that the Seller Internal Systems used by the Company and listed in Section 3.18 of the Seller Disclosure Letter (the "COMPANY CRITICAL SYSTEMS") are Year 2000 Compliant on or before January 1, 2000, as such systems are currently used by the Company. The Company has successfully completed substantially all of the action items and activities for the Company Critical Systems that were required to be completed by it as of the date hereof under the Company Implementation Plan (and will complete, in a timely fashion, all such action items and activities required by the Company Implementation Plan to be completed hereafter and prior to the Closing Date). The Company Critical Systems are Year 2000 Compliant.

     (c) The Company also has developed a business continuation plan with respect to the minimization of any disruption in its business or operations arising from Year 2000 failures caused by external events beyond its reasonable control.

     (d) NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO ANY DISRUPTION IN ITS BUSINESS OR OPERATION BASED ON ANY EXTERNAL EVENT BEYOND ITS REASONABLE CONTROL, INCLUDING WITHOUT LIMITATION, POWER FAILURES OR CORRUPTION OF ITS SYSTEM DATA OR MATERIALS PROVIDED FROM OUTSIDE SOURCES.

     (e) "YEAR 2000 COMPLIANT" means that the applicable computer hardware or software system or database can be used prior to, during and after the calendar year 2000 A.D. and will operate during such time without error relating to the processing, calculating, comparing, sequencing or other use of date data.

     (f) The Buyer's sole and exclusive remedy for Seller's breach of its representations pursuant to this Section 3.18 (provided that this Section 3.18(f) shall not affect Buyer's rights in any way under Section 2.01(a)) shall be as follows:

     (i) If a Company Critical System is not Year 2000 Compliant (a "Year 2000 Failure") and, as a result, Seller has breached any of its representations in this Section 3.18, Seller shall reimburse the Company for its reasonable cost of remediating such Year 2000 Failure ("Remediation Costs") in the manner described below.

     (ii) Buyer and Seller hereby agree that the Company's Remediation Costs for purposes of this Section 3.18 shall be determined based on the actual time spent, and materials utilized, by the Company's employees, or any third party consultants retained by the Company, remediating the applicable Year 2000 Failure. The Company shall be reimbursed for (A) the cost of such time spent by the Company's employees using the Company's customary per hour or per day charge (determined on a fully loaded cost basis) for programming services performed by the Company's programmers or (B) the actual costs incurred to any third party consultants.

     (iii) Notwithstanding anything to the contrary in this Agreement, Seller's total aggregate liability for Remediation Costs shall not exceed the following:

     (A) first, Seller shall be liable for 100% of the Company's aggregate Remediation Costs up to $2 million;

     (B) second, Seller shall be liable for 50% of the Company's aggregate Remediation Costs in excess of $2 million and up to and including $10 million; and

     (C) third, Seller shall not be liable for any of the Company's aggregate Remediation Costs in excess of $10 million.

     (iv) Buyer shall provide the Seller with documentation, reasonably satisfactory to Seller, supporting the existence of a claimed Year 2000 Failure, Seller's related claimed breach of a representation pursuant to this Section
3.18 and aggregate claimed Remediation Costs incurred to date in remediating such Year 2000 Failure.

     (g) Seller shall cause the Company to deposit into escrow with a reputable software escrow company selected by Buyer and Seller, which deposit shall be made at a time as contemporaneous as practicable with (but not following) the Closing, a copy of the source code for the Company Critical Systems, including all documentation related thereto. Seller shall pay the cost of maintaining such software in the escrow until the later of June 30, 2000, and the date all pending Year 2000 Failure claims are resolved.

     (h) Buyer shall submit to Seller all Year 2000 Failure claims by no later than June 30, 2000.

                                   ARTICLE IV

                               COVENANTS OF SELLER

                           Seller covenants and agrees as follows:

     SECTION 4.01. ACCESS. From the date hereof to the Closing, Seller shall, and shall cause each Transferred Subsidiary to, give Buyer and its representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable prior notice, to the personnel, properties, books and records of such Transferred Subsidiary; PROVIDED, HOWEVER, that such access does not unreasonably disrupt the normal operations of Seller or such Transferred Subsidiary.

     SECTION 4.02. ORDINARY CONDUCT. Except as set forth in Section 4.02 of the Seller Disclosure Letter or otherwise expressly permitted by the terms of this Agreement, from the date hereof to the Closing, Seller shall cause the business of each Transferred Subsidiary to be conducted in the ordinary course in substantially the same manner as presently conducted and to make commercially reasonable efforts consistent with past practices to maintain in full force and effect all material Company Contracts to which such Transferred Subsidiary is a party and to preserve such Transferred Subsidiary's relationships with material customers, suppliers and others with whom such Transferred Subsidiary deals; PROVIDED that neither Seller nor any of its Affiliates shall be obligated to, directly or indirectly, make any loans, advances or capital contributions to, or investments in, any Transferred Subsidiary except as otherwise expressly provided in this Agreement. Prior to Closing, Seller and its Affiliates shall remain obligated in the ordinary course of business consistent with past practice (x) to repay to the Transferred Subsidiaries any intercompany payables due from Seller or such Affiliate to the Transferred Subsidiaries, except to the extent provided by Section 1.02(c), and (y) to make loans or advances to the Transferred Subsidiaries in an aggregate amount not exceeding the aggregate amount of dividends or other distributions paid to Seller by the Company after the date of this Agreement. Seller shall not, and shall not permit any Transferred Subsidiary to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Closing set forth in
Section 2.01 not being satisfied. Without limiting the generality of the foregoing, except as set forth in Section 4.02 of the Seller Disclosure Letter or otherwise expressly permitted by the terms of this Agreement or any other Transaction Document, Seller shall not permit any Transferred Subsidiary to do any of the following without the prior written consent of Buyer:

     (a)  amend   its   Articles   of   Incorporation,   Bylaws  or   comparable
organizational documents;

     (b) declare or pay any dividend or make any other distribution to its stockholders whether or not upon or in respect of any shares of its capital stock; PROVIDED, HOWEVER, that from time to time and at the time of the Closing, Seller and its Affiliates may withdraw any cash balances of such Transferred Subsidiary, which withdrawals may be made, among other things, as dividends or distributions to Seller or its Affiliates;

     (c) redeem, combine, split, reclassify, subdivide, adjust or acquire any shares of its capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

     (d) adopt or amend in any material respect any Company Benefit Plan or collective bargaining agreement, except as required by Applicable Laws;

     (e) grant to any employee whose base salary on January 1, 1999 was greater than $100,000 any increase in compensation (including, without limitation, any severance benefit, retention or stay bonus, or other similar right to payment) except in the ordinary course of business consistent with past practice (it being understood that salary increases for employees of the Transferred Subsidiaries are scheduled to be made on April 1, 1999, consistent with past practice) or as may be required under existing agreements in effect prior to the date hereof and except for any increases for which Seller shall be solely obligated;

     (f) create, incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than intercompany debt between a Transferred Subsidiary, on one hand, and another Transferred Subsidiary, the Seller or any Affiliate of the Seller, on the other hand, which in each case (other than intercompany debt between Transferred Subsidiaries) will be repaid, forgiven or otherwise terminated on or prior to the Closing Date;

     (g) make any change in any accounting policy other than those required by GAAP;

     (h) acquire by merging or consolidating with, or by purchasing the shares of or any equity interest in, or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) which acquisition or purchase is material, individually or in the aggregate, to the Transferred Subsidiaries, taken as a whole;

     (i) make or incur any capital expenditure that has not been disclosed in writing to Buyer prior to the date hereof and which, individually, is in excess of $500,000 or, in the aggregate, are in excess of $2,500,000;

     (j) sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to the Company and the Company Subsidiary, taken as a whole, except in the ordinary course of business consistent with past practice;

     (k) enter into any lease of real property, except any renewals of existing leases in the ordinary course of business;

     (l) enter into, modify, cancel or terminate any agreement, commitment or contract (i) involving payments or potential payments in excess of $1,000,000 except, in the case of an agreement, commitment or contract other than a Section 3.11(a)(ix) Contract, in the ordinary course of business consistent with past practice or (ii) with any Affiliate of any of the Transferred Subsidiaries;

     (m) mortgage, pledge or subject to any Lien any of the assets or properties of the Transferred Subsidiaries, other than Permitted Liens;

     (n) make any loans, advances or capital contributions to, or investments in, any other Person other than another Transferred Subsidiary or Diversified Prescription Delivery L.L.C.;

     (o) cancel, waive or modify any material debt or claim held by a Transferred Subsidiary, other than in the ordinary course of business consistent with past practice;

     (p) settle or compromise any suit, claim, proceeding or dispute or threatened suit, claim proceeding or dispute if such settlement or compromise would result (i) in material injunctive or similar relief or (ii) in an obligation to pay any amount after Closing the liability for which would not be included in Current Liabilities for purposes of calculating Closing Working Capital.

     (q) enter into, modify, cancel or terminate any material license or similar agreement relating to Company IP, except any renewals of existing licenses in the ordinary course of business;

     (r) change any Tax election, change any annual Tax accounting period or change any method of Tax accounting other than in the ordinary course of business consistent with past practice or as required by any change in law; or

     (s) agree, whether in writing or otherwise, to do any of the foregoing.

     SECTION 4.03. CONFIDENTIALITY. After the Closing Date, Seller shall keep confidential, and shall cause its Affiliates (other than the Transferred Subsidiaries to the extent deemed Affiliates of Seller), officers, directors and employees to keep confidential and shall use commercially reasonable efforts to cause its advisors to keep confidential, all information relating to the Transferred Subsidiaries and their respective businesses, except as required by Applicable Laws or administrative process and except for information which is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 4.03. The covenant set forth in this Section 4.03 shall terminate five years after the Closing Date. In the event disclosure is required under Applicable Laws, Seller shall, and shall cause its applicable Affiliate, officer, director or employee to (and shall use commercially reasonable efforts to cause its advisors to), provide Buyer with prompt prior written notice of such requirement so that Buyer may seek a protective order or other appropriate remedy, and otherwise cooperate in all commercially reasonable respects in obtaining the same.

     SECTION 4.04. INSURANCE. Seller shall keep, or cause to be kept, all insurance policies currently maintained with respect to each Transferred Subsidiary, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date. Any and all insurance policies maintained with respect to a Transferred Subsidiary and its respective assets and properties are owned and maintained by Seller and its Affiliates (other than the Transferred Subsidiaries). None of Buyer or any Transferred Subsidiary will have any rights under any such additional insurance policies from and after the Closing Date, except that Seller shall continue to administer and prosecute, on behalf of each such Transferred Subsidiary (notice of which shall be given to Buyer), claims made prior to the Closing Date.

     SECTION 4.05. RESIGNATIONS. On the Closing Date, Seller shall cause to be delivered to Buyer duly signed resignations (from the applicable board of directors), effective immediately after the Closing, of all directors of each Transferred Subsidiary and shall take such other action as is necessary to accomplish the foregoing.

     SECTION 4.06. SUPPLEMENTAL DISCLOSURE. From the date hereof until Closing, Seller shall promptly notify Buyer of, and furnish Buyer any information it may reasonably request with respect to, the occurrence to Seller's Knowledge of any event or condition or the existence to Seller's Knowledge of any fact that could reasonably be expected to cause any of the conditions to Buyer's obligation to consummate the purchase and sale of the Transferred Shares not to be fulfilled.

     SECTION 4.07. AUDITED FINANCIAL STATEMENTS. On or prior to March 1, 1999, Seller shall cause to be delivered to Buyer audited Company Financial Statements as of and for the year ending December 31, 1998.

     SECTION 4.08. UHC PAYMENT OBLIGATION. (a) The Company is obligated to make certain payments (the "UHC PAYMENT") to United HealthCare Corporation ("UHC") pursuant to Section VII.B of the Cooperation Agreement dated as of May 2, 1994, as amended on or prior to the date hereof, by and among UHC, Seller and the Company (the "COOPERATION AGREEMENT"). Subject to the terms and conditions of this Section 4.08, Seller shall reimburse the Company following the Closing Date for all or a portion of the UHC Payment with respect to each Reimbursement Period (as defined below) up to an aggregate amount with respect to such period equal to the Seller's Obligation (as defined below) with respect to such period. The Seller shall not be obligated to reimburse the Company for any portion of the aggregate UHC Payment with respect to a Reimbursement Period that is in excess of Seller's Obligation for such period or any UHC Payment with respect to a period other than a Reimbursement Period.

     (b) For each of the period beginning on the Closing Date and ending on December 31, 1999, and the period beginning on January 1, 2000, and ending on May 24, 2000 (each, a "REIMBURSEMENT PERIOD"), Seller's reimbursement obligation shall be the lesser of (i) 0.7% multiplied by the Drug Spend (as defined below) for such period as calculated pursuant to Section VII.B of the Cooperation Agreement and (ii) the Maximum UHC Reimbursement (as defined below) with respect to the applicable Reimbursement Period (the lesser of such amounts for each Reimbursement Period, the "SELLER'S OBLIGATION" for such period). "DRUG SPEND" shall have the meaning given to such term in the Cooperation Agreement, PROVIDED that for purposes of this Section 4.08, Drug Spend shall exclude the prescription drug utilization attributable to any health plan for whom Buyer was providing pharmacy benefit management services on the Closing Date. "MAXIMUM UHC REIMBURSEMENT" means (i) with respect to the Reimbursement Period ending on December 31, 1999, an amount equal to the product of (A) $42,300,000 and (B) one minus the quotient of (I) the number of days in the period from and including January 1, 1999, to but not including the Closing Date, over (II) 365 (for example, if the Closing Date is April 1, 1999, the Maximum UHC Reimbursement for such Reimbursement Period would be $31,869,863) and (ii) with respect to the Reimbursement Period ending on May 24, 2000, $22,400,000.

     (c) Buyer may provide to Seller on a quarterly basis a request for reimbursement (a "REQUEST FOR REIMBURSEMENT") of UHC Payments with respect to any Reimbursement Period, which request shall include a reasonably detailed calculation of the amount to be reimbursed by Seller and shall be provided to Seller at least five business days before the applicable UHC Payment is required to be made in accordance with the Cooperation Agreement and shall be certified by the Buyer as representing the true and correct UHC Payment due at such time with respect to such Reimbursement Period pursuant to the Cooperation Agreement. Subject to the terms and conditions of this Section 4.08, Seller shall remit to the Buyer not later than one business day before the UHC Payment is due an amount in immediately available funds equal to the lesser of (i) the amount set forth in the Request for Reimbursement and (ii) the difference between the Seller's Obligation for the applicable Reimbursement Period and the aggregate amount of UHC Payments previously reimbursed by Seller to the Company with respect to such Reimbursement Period. Buyer and the Company shall provide Seller and its representatives with reasonable access to the Company's records in order to verify the Company's calculations of Drug Spend pursuant to Section VII of the Cooperation Agreement with respect to each Reimbursement Period. On or before May 24, 2000, none of Seller, the Company or Buyer shall (i) amend, supplement, waive or otherwise modify the Cooperation Agreement or any term or condition thereof, (ii) assign any right or delegate any obligation thereunder or (iii) agree to take any action specified in the foregoing clauses (i) or
(ii), in each case without the prior written consents of each such other person (which consents may not be unreasonably withheld).

     (d) From the Closing until the date on which the Cooperation Agreement terminates (i) each of Seller and Buyer shall comply, and cause its Affiliates to comply, in all material respects with all terms of the Cooperation Agreement binding upon it or its Affiliates and (ii) Seller shall cooperate in all reasonable respects with Buyer and the Company to insure that the Company will be entitled to receive all of the benefits of the Cooperation Agreement stated to be provided to the Company, including Section IV thereof.

     (e) Except for two amendments dated February 21, 1995 and July 17, 1996, respectively, there have been no amendments to the Cooperation Agreement, as originally executed.

     SECTION 4.09. POST CLOSING NON-COMPETITION. (a) During the period commencing on the Closing Date and ending on the fifth anniversary thereof, except to the extent permitted by paragraphs (b) and (c) of this Section 4.09, the Selling Companies shall not, and shall cause their respective Affiliates (other than DPD) not to own, manage, operate, control or otherwise engage in a Prohibited Activity (as defined below) in the Territory (as defined below). For purposes of this Section 4.09, the term "PROHIBITED ACTIVITY" shall mean the ownership or operation, directly or indirectly, of any of (i) an electronic point-of-sale pharmacy claim adjudication system pursuant to which retail pharmacies submit outpatient prescription drug claims for members of health plans, (ii) an outpatient mail service pharmacy or (iii) formulary development and administration services. For purposes of this Section 4.09, "TERRITORY" shall mean North America and Puerto Rico.

     (b) Notwithstanding the provisions of Section 4.09(a), Seller and its Affiliates shall be permitted to acquire equity securities of any Person engaged in a Prohibited Activity so long as (i) such equity securities are registered under Section 12 of the Exchange Act or otherwise traded on a stock exchange or in the over-the-counter market and (ii) Seller and its Affiliates do not hold in aggregate more than 5% of any class of such outstanding equity securities.

     (c) Notwithstanding the provisions of Section 4.09(a), (i) Seller or any of its Affiliates shall be permitted to acquire the stock or assets of any Person, or may be acquired by any Person, that is engaged in a Prohibited Activity and
(ii) Seller and its Affiliates thereafter may own, manage, operate, control or otherwise engage in such Prohibited Activity; PROVIDED that if such Prohibited Activity at any time prior to the fifth anniversary of the Closing Date (A) accounts for more than 25% of such Person's operating income for its most recently completed fiscal year or (B) relates to 1,000,000 or more Noncaptive Plan Participants, such Person, not later than 18 months following later of (x) the completion of such acquisition and (y) the date on which the conditions in either of the foregoing clauses (A) or (B) first become true, shall divest such Prohibited Activity to one or more Persons such that thereafter such Prohibited Activity is not owned by Seller or any of its Affiliates. "Noncaptive Plan Participant" means a participant in a health plan that receives pharmacy benefits management services from a Person that either (a) is not a Captive PBM (as defined below) or (b) is a Captive PBM but such participant's health plan is not owned or controlled by such Captive PBM or an Affiliate of such Captive PBM. "Captive PBM" means a pharmacy benefits management company that provides pharmacy benefits management services to participants in health plans that are owned or controlled by such company or Affiliates of such company.

     (d) The Selling Companies acknowledge that the provisions of Section 4.09(a) are reasonably necessary for Buyer's protection and realization of the benefit to Buyer of its bargains under this Agreement and that a violation of
Section 4.09(a) will cause damage that may be irreparable or impossible to quantify. Accordingly, the Selling Companies agree that Buyer shall be entitled to an injunction or similar relief in equity from a court having jurisdiction to enforce the restrictions contained in Section 4.09(a) or to restrain a violation thereof. The right of Buyer to such relief shall be in addition to any other rights it may have, whether at law or in equity.

     (e) In the event that a court having jurisdiction determines by final judgment that the scope, time period or geographical area of the covenants set forth in Section 4.09(a) are too broad to be capable of enforcement, said court is authorized to modify said covenants and enforce such provisions as to scope, time and geographical area as the court deems equitable. Should any portion of
Section 4.09(a) be held invalid or unenforceable, such portion shall be severed and the remaining portions shall remain valid and enforceable.

     SECTION 4.10. SELLERS' NON-SOLICITATION. (a) During the period beginning on the date of this Agreement and ending on the earlier of (i) two years after the Closing Date or (ii) the date on which this Agreement is terminated, Seller and its Affiliates shall refrain from, either alone or in conjunction with any other Person, or directly or indirectly through any present or future Affiliate: (A) soliciting or seeking to employ or engage any Person who on the date of this Agreement is an employee of a Transferred Subsidiary or (B) causing or attempting to cause any such employee, manager or officer of a Transferred Subsidiary to resign or sever such person's relationship with such Transferred Subsidiary.

     (b) The limitations set forth in Section 4.10(a) shall not apply to any employee or manager whose employment has been terminated by the Company or who responds to an advertisement which is placed in general circulation by or on behalf of Seller or any of its present or future Affiliates and which is not targeted at persons to whom Section 4.10(a) would otherwise apply.

     SECTION 4.11. 1994 STOCK PURCHASE AGREEMENT. Prior to the Closing, Seller shall assign all of its rights under Section 4.7 of the Stock Purchase Agreement, dated as of May 2, 1994 (the "UHC STOCK PURCHASE AGREEMENT"), by and between Seller and UHC to the Company. Such assignment shall be made pursuant to the terms of Section 10.3 of the UHC Stock Purchase Agreement. In the event that the Company attempts to enforce any of its rights against UHC but is not able to as a result of any challenge to the validity of such assignment (either when assigned or at any time thereafter), Seller shall cooperate in all reasonable respects with the Company in the Company's efforts to enforce its rights under
Section 4.7 of the UHC Stock Purchase Agreement, including by bringing an action on behalf of the Company against UHC with respect to UHC's breach of Section 4.7 of the UHC Stock Purchase Agreement, PROVIDED that Buyer shall indemnify Seller against and hold Seller harmless from any and all Losses suffered or incurred by Seller to the extent arising from its cooperation with the Company pursuant to this Section 4.11. Buyer will reimburse Seller for any legal or other expenses reasonably incurred by Seller in connection with investigating or defending any claims or actions arising out of this Section 4.11 as such expenses are incurred. Seller acknowledges that the provisions of this Section 4.11 are a material inducement to Buyer to enter into this Agreement.

     SECTION 4.12. PAXIL PATIENT ASSISTANCE PROGRAM SUPPORT. Seller shall appoint or shall cause Buyer or Buyer's designated Affiliate to be appointed as the sole distributor of Paxil in the United States under Seller's Paxil Patient Assistance Program pursuant to one or more definitive agreements incorporating the basic terms set forth on Exhibit C hereto, such appointment to be effective as soon as reasonably possible after the Closing but in no event later than ninety-five (95) days after the Closing. The "Paxil Patient Assistance Program" is Seller's program by which Seller donates Paxil free of charge to a tax exempt entity for distribution to patients without health or prescription drug insurance and whose personal income falls below certain levels such that they are generally not able to otherwise pay for Paxil.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     SECTION 5.01. AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by Buyer or its Affiliates to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly executed and properly taken. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the due execution and delivery of the Transaction Documents other than this Agreement, such Transaction Documents each will constitute a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     SECTION 5.02. NO  CONFLICTS;  CONSENTS.  (a) Except as set forth in Section
5.02 of the letter, dated as of the date of this Agreement, from Buyer to Seller (the "BUYER DISCLOSURE LETTER"), the execution and delivery of this Agreement does not, and the execution and delivery of the other Transaction Documents will not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien other than a Permitted Lien, upon any of the properties or assets of Buyer or any Buyer Subsidiary under, any provision of
(i) the Certificate of Incorporation or Bylaws of Buyer or the comparable governing instruments of any Buyer Subsidiary, (ii) any note, bond, mortgage, indenture, deed of trust, license, permit, lease, contract, commitment, agreement or arrangement to which Buyer or any Buyer Subsidiary is a party or by which any of their respective properties or assets are bound, or (iii) any judgment, order, or decree, or statute, law, ordinance, rule or regulation applicable to Buyer or any Buyer Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby and thereby.

     (b) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Buyer or any Buyer Subsidiary in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, other than (i) compliance with and filings under the HSR Act,
(ii) compliance with and filings under Section 13(a) or 15(d), as the case may be, of the Exchange Act or compliance with and filings under the Securities Act and (iii) those that may be required solely by reason of Seller's (as opposed to any other third party's) participation in the transactions contemplated hereby and thereby.

     SECTION 5.03. SECURITIES ACT. The Transferred Shares purchased by Buyer pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Buyer shall not offer to sell or otherwise dispose of any of the Transferred Shares so acquired by it in violation of any of the registration requirements of the Securities Act or any other Applicable Law.

     SECTION 5.04. ACTIONS AND PROCEEDINGS, ETC. There are no (i) outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against or affecting Buyer or any of its Affiliates, (ii) Actions pending or, to the Knowledge of Buyer, threatened against or affecting Buyer or any of its Affiliates, or (iii) investigations by any Governmental Entity which are, to the Knowledge of Buyer, pending or threatened against or affecting Buyer or any of its Affiliates, and which, in the case of each of clauses (i), (ii) and (iii), have or could have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by the Transaction Documents.

     SECTION 5.05. AVAILABILITY OF FUNDS. Buyer previously has delivered to Seller a true and correct copy of a commitment letter dated February 8, 1999, from Credit Suisse First Boston Corporation (the "COMMITMENT LETTER") to provide the cash required to consummate the transactions contemplated by this Agreement (the "FINANCING"). The Financing is sufficient to provide Buyer with all cash required by Buyer to consummate the transactions contemplated by this Agreement. As of the date hereof, Buyer has no reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available on a timely basis for the transactions contemplated by this Agreement.

                                   ARTICLE VI

                               COVENANTS OF BUYER

     Buyer covenants and agrees as follows:

     SECTION 6.01. NO ADDITIONAL REPRESENTATIONS. Buyer acknowledges and agrees that, other than the representations and warranties of Seller specifically contained in this Agreement, and the representations and warranties of the Seller and its Affiliates in the other Transaction Documents or in any certificate required to be delivered in connection herewith or therewith, there are no representations or warranties of the Selling Companies either expressed or implied (a) with respect to the transactions contemplated hereby or by the other Transaction Documents, the Transferred Subsidiaries or their respective assets, liabilities and business or (b) as to the accuracy or completeness of any information regarding the Transferred Subsidiaries furnished or made available to Buyer and its representatives, and none of Selling Companies, the Transferred Subsidiaries or any other Person shall have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer, or Buyer's use, of any such information, including any information, documents or material made available to Buyer in certain "data rooms", management presentations or in any other form in expectation of the transactions contemplated hereby.

     SECTION 6.02. SUPPLEMENTAL DISCLOSURE. From the date hereof until the Closing, Buyer shall promptly notify Seller of, and furnish Seller any information it may reasonably request with respect to, the occurrence to Buyer's Knowledge of any event or condition or the existence to Buyer's Knowledge of any fact that could reasonably be expected to cause any of the conditions to the Selling Companies' obligations to consummate the purchase and sale of the Transferred Shares not to be fulfilled.

     SECTION 6.03. SELLER GUARANTEES. As soon as practicable after the Closing Date, Buyer will use its commercially reasonable efforts to replace or obtain Seller's (or Seller's Affiliate's) release of all the guarantees by Seller (or an Affiliate of Seller) of obligations of any Transferred Subsidiary set forth in Section 6.03 of the Seller Disclosure Letter; PROVIDED that nothing in this
Section 6.03 shall require the Buyer to expend money or offer or grant any accommodation (financial or otherwise) to any third party.

     SECTION 6.04. NO USE OF CERTAIN NAMES. Buyer shall cause each Transferred Subsidiary promptly, and in any event within 45 calendar days after Closing, (a) to revise all literature of such Transferred Subsidiary to delete all references to the Names and (b) to change signage, stationery, supplies and other personal property and otherwise discontinue use of the Names; PROVIDED, HOWEVER, that for a period of 120 calendar days from the Closing Date, Buyer and such Transferred Subsidiary may continue to distribute such literature and stationery that uses any Names and to use such signage, supplies and other personal property to the extent that such literature, signage, stationery, supplies and other personal property exist on the Closing Date. In no event shall Buyer or any Transferred Subsidiary use any Names after the Closing in any manner or for any purpose different from the use of such Names during the 90-day period preceding the Closing. "NAMES" means "SmithKline Beecham", "SB", confusingly similar variations and derivatives thereof and any other logos, service marks or trademarks of Seller or its Affiliates.

                                   ARTICLE VII

                                MUTUAL COVENANTS

     Each of Seller and Buyer covenants and agrees as follows:

     SECTION 7.01. CERTAIN AGREEMENTS REGARDING INTELLECTUAL PROPERTY. (a) (i) Seller and Buyer in good faith will reasonably agree prior to the Closing as to how Seller and the Company will allocate the ownership of the Intellectual Property set forth in Section 3.09 of the Seller Disclosure Letter that is used in both Seller's and the Company's respective businesses, and (ii) immediately prior to the Closing Date, the owner of each item of such Intellectual Property, after giving effect to the allocation of ownership in accordance with clause
(i), will grant the other party a nonexclusive, worldwide, perpetual, fully paid-up license to use the Intellectual Property set forth in Section 3.09 of the Seller Disclosure Letter that such party currently uses or reasonably expects to use in its respective business. Seller and Buyer each acknowledge that determinations regarding the allocation of ownership of Intellectual Property will be based, among other things, on which party is the dominant user of such Intellectual Property, which party is the creator of such Intellectual Property and reasonable business needs. (b) Immediately prior to the Closing Date, with respect to any patents set forth in Section 3.09 of the Seller Disclosure Letter that are owned jointly by Seller and the Company, Seller will, and Seller will cause the Company to, enter into an agreement not to assign or license such patents to competitors of Seller, Buyer or the Company, either directly or through third parties.

     (c) Upon Buyer's request at any time and from time to time, Seller shall cause Associated Products (England) Ltd. ("APE") to grant to the Company a nonexclusive, worldwide, perpetual, fully paid-up license to use all or a portion of the Intellectual Property transferred to APE pursuant to the Asset Purchase Agreement dated March 29, 1995, between the Company and APE.

     (d) All agreements entered into pursuant to this Section 7.01 shall be deemed to be a Transaction Document at the time such agreement is executed unless such agreement expressly provides otherwise.

     SECTION 7.02. COOPERATION. Buyer and Seller shall cooperate with each other, and shall cause their Affiliates and their respective officers, employees, agents, auditors and representatives to cooperate with each other, for a period of 90 days after the Closing to ensure the orderly transition of the Transferred Subsidiaries from the Selling Companies to Buyer and to minimize any disruption to the respective businesses of the Selling Companies, Buyer or the Transferred Subsidiaries that might result from the transactions contemplated hereby and by the other Transaction Documents. After the Closing, upon reasonable written notice, Buyer and Seller shall furnish or cause to be furnished to each other and their respective Affiliates, employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the Transferred Subsidiaries as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any tax returns, reports or forms or the defense of any tax claim or assessment. Buyer and Seller each shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 7.02. Neither Buyer nor Seller shall be required by this Section 7.02 to take any action that would unreasonably interfere with the conduct of its or its Affiliates' business or unreasonably disrupt its or its Affiliates' normal operations (or, in the case of Buyer, the business or operations of the Transferred Subsidiaries).

     SECTION 7.03. PUBLICITY. Seller and Buyer agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Applicable Laws or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; PROVIDED, HOWEVER, that Buyer and Seller each may make internal announcements to its employees that are consistent with the parties' prior public disclosures regarding the transactions contemplated hereby and by the other Transaction Documents after reasonable prior notice to and consultation with the other party.

     SECTION 7.04. REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement (including the provisions set forth in Sections 7.01 and 7.05), each of Buyer and Seller shall use its reasonable best efforts to cause the Closing to occur. Without limiting the foregoing or the provisions set forth in Section 7.05, Buyer and Seller shall use their respective reasonable best efforts to cause the Closing to occur on April 1, 1999. Except for any consent disclosed in, or required by Section 3.02 to be disclosed in, Section 3.02 of the Seller Disclosure Letter or Section 3.02 of this Agreement, the Selling Companies shall not have any obligation to obtain any consents or waivers that may be required in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

     SECTION 7.05. ANTITRUST NOTIFICATION. Each of Seller and Buyer shall as promptly as practicable, but in no event later than 10 business days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby. Any such notification and report form shall be in substantial compliance with the requirements of the HSR Act. Each of Buyer and Seller shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Seller and Buyer shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request and shall promptly provide any supplemental information requested in connection with the filings made hereunder pursuant to the HSR Act. Any such supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of Seller and Buyer shall use its reasonable best efforts to obtain any clearance required under the HSR Act for the purchase and sale of the Transferred Shares. Buyer shall be solely responsible for any filing fees payable by Buyer under the HSR Act. Seller and Buyer shall also cooperate to make any required regulatory filings with any state or outside the United States as promptly as practicable after the execution and delivery of this Agreement.

     SECTION 7.06. RECORDS. Within 30 days after the Closing Date, Seller shall deliver or cause to be delivered to Buyer all material agreements, documents, books, records and files (collectively, "RECORDS"), if any, in the possession of the Selling Companies relating to the business and operations of any of the Transferred Subsidiaries to the extent not then in the possession of the Transferred Subsidiaries, subject to the following exceptions:

     (a) Buyer recognizes that certain Records may contain incidental information relating to the Transferred Subsidiaries or may relate primarily to subsidiaries, divisions or Affiliates of the Selling Companies other than the Transferred Subsidiaries, and that the Selling Companies may retain such Records and Seller shall deliver or cause to be delivered copies of the relevant portions thereof to Buyer;

     (b) the Selling Companies may retain all Records prepared in connection with the sale of the Transferred Shares, including bids received from other parties and analyses relating to the Transferred Subsidiaries; and

     (c) the Selling Companies may retain any Tax returns, reports or forms, and Buyer shall be provided with copies of such returns, reports or forms only to the extent that they relate to the Transferred Subsidiaries' separate returns or separate Tax liabilities.

     SECTION 7.07. SUPPORT SERVICES. (a) Seller and/or its Affiliates provide the Transferred Subsidiaries with the support services, including cash management, credit and accounts receivable, payroll and human resources, legal, tax and benefit plan administration set forth in Section 7.07 of the Seller Disclosure Letter. Buyer acknowledges that all such support services will be terminated as of the Closing Date except for the support services to be provided to Buyer pursuant to the Transitional Services Agreement.

     (b) At the Closing Date, the parties will enter into a Transitional Services Agreement substantially in the form attached hereto as Exhibit A, pursuant to which (i) Seller will agree to provide the Company with such transitional support services as Buyer may select from the Schedule set forth in
Section 7.07 of the Seller Disclosure Letter, and for such duration as the parties mutually agree (subject to the Schedule set forth in Section 7.07 of the Seller Disclosure Letter), and (ii) the Company will agree to provide Seller with such transitional support services as are currently being provided to the Seller and its Affiliates, including transitional support services for Seller's employees who are currently located in the Company's headquarters facility located in Bloomington, Minnesota, for such period of time as is mutually agreed by the parties (provided that Buyer will offer to provide such services to Seller until at least December 31, 1999). The cost of such transitional services shall be mutually agreed in good faith by the parties on or before the Closing Date and shall equal the fully allocated direct and indirect cost of providing such services based on a mutually acceptable cost allocation methodology.

     SECTION 7.08. CONFIDENTIALITY. (a) The parties hereto acknowledge that the information being provided to them in connection with the purchase and sale of the Transferred Shares and the consummation of the other transactions contemplated hereby and by the other Transaction Documents is subject to the terms of a confidentiality agreement between Buyer and SmithKline Beecham plc ("PARENT") dated as of December 4, 1998, as amended (the "CONFIDENTIALITY AGREEMENT"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Transferred Subsidiaries; PROVIDED that Buyer acknowledges that any and all other information provided to it by the Selling Companies or their representatives concerning the Selling Companies or their Affiliates (other than the Transferred Subsidiaries) shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date; PROVIDED FURTHER that the Selling Companies acknowledge that any and all information provided to them or their Affiliates by Buyer or Buyer's representatives concerning Buyer or Buyer's Affiliates shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

     (b) Notwithstanding the provisions of Section 7.08(a), neither Buyer nor Seller shall file, or permit their Affiliates to file, with any Governmental Entity or otherwise make publicly available any of the Transaction Documents other than this Agreement unless such filing or disclosure is required by Applicable Law. If either Buyer (or one of Buyer's Affiliates) or Seller (or one of Seller's Affiliates) is required to file any such Transaction Document in accordance with the previous sentence, (i) it shall prepare (or cause its Affiliate to prepare) a written request for confidential treatment of such Transaction Document by the applicable Governmental Entity in accordance with Applicable Law, including under the Freedom of Information Act (17 CFR Section 200.80) and, in the case of filings with the SEC, in accordance with Rule 406 under the Securities Act or Rule 24b-2 under the Exchange Act, as appropriate, and (ii) upon the other party's review and approval (not to be unreasonably withheld) of such filing and request for confidential treatment, Buyer or Seller, as the case may be, may file such Transaction Document and request for confidential treatment with the applicable Governmental Entity. Buyer or Seller, as the case may be, shall use its reasonable best efforts to ensure that the request for confidential treatment is granted by the applicable Governmental Entity.

     SECTION 7.09. EXPENSES. Except as provided below, whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs or expenses.

     SECTION 7.10. FURTHER ASSURANCES. From time to time, as and when requested by any party hereto, the other parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to the provisions of Sections 7.01, 7.04 and 7.05) as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

     SECTION 7.11. RETURN OF CONFIDENTIAL INFORMATION. Promptly following the execution and delivery of this Agreement, Seller shall give written notice to each Person other than Buyer with which Seller or any Affiliate of Seller entered into a confidentiality agreement relating to a proposed sale of the Company instructing such Person to return all confidential information relating to the Transferred Subsidiaries to Seller, or to destroy such confidential information, to the fullest extent permitted by the applicable confidentiality agreement.

                                  ARTICLE VIII

                          EMPLOYEE AND RELATED MATTERS

     SECTION 8.01. EMPLOYMENT. Effective as of the Closing, Buyer shall cause the Transferred Subsidiaries to continue to employ each United States-based employee (including, for this purpose, each Puerto Rico-based employee) of any Transferred Subsidiary who is actively at work on the Closing Date ("ACTIVE EMPLOYEES") and Buyer shall also cause the Transferred Subsidiaries to honor any legal or contractual commitment (to the extent any such contractual commitment is set forth in Section 8.01 of the Seller Disclosure Letter) of Seller or any Transferred Subsidiary or, for up to one year following the Closing, Buyer, to reemploy any United States-based employee of a Transferred Subsidiary who is not actively at work on the Closing Date due to leave of absence, short-term disability leave, military leave or layoff with recall rights (collectively, "INACTIVE EMPLOYEES") upon the conclusion of their leave or layoff. For purposes hereof, any United States-based employee of a Transferred Subsidiary who is not actively at work on the Closing Date due to a short-term absence (including due to vacation, holiday, illness or injury of shorter duration than five business days, jury duty or death leave) in accordance with applicable policies of Seller or a Transferred Subsidiary shall be deemed to be an Active Employee. For purposes of this Article VIII, Active Employees who immediately following the Closing continue their employment with a Transferred Subsidiary and Inactive Employees, to the extent that they become reemployed by a Transferred
Subsidiary, shall be referred to herein collectively as "CONTINUED EMPLOYEES". For purposes hereof, an employee of a Transferred Subsidiary who has terminated employment for any reason (including retirement and long-term disability) prior to the Closing shall be referred to herein as a "FORMER EMPLOYEE". For purposes of this Article VIII, the employees of Seller whose names are listed in Section
8.01 of the Seller Disclosure Letter shall be deemed to be employees of the Transferred Subsidiaries. Employees of any Transferred Subsidiary listed in
Section 8.01 of the Seller Disclosure Letter as "RETAINED EMPLOYEES" shall be deemed to be employees of the Seller and not employees of any Transferred Subsidiary or Continued Employees for any purpose of this Agreement. Nothing in this Section 8.01 shall limit or restrict Buyer's ability following the Closing to (a) amend or terminate any plan, program or arrangement in which Continued Employees then participate, (b) change the terms under which any Continued Employee is employed or (c) terminate the employment of any Continued Employee for any reason.

     SECTION 8.02. CONTINUATION OF COMPARABLE BENEFIT PLANS. For not less than the period from the Closing Date through the later of December 31, 1999, and the date which is nine months following the Closing Date (the "CONTINUATION PERIOD"), Buyer shall provide or maintain, or shall cause a Transferred Subsidiary to provide or maintain, compensation and employee benefit plans and arrangements for Continued Employees which, in the aggregate, are reasonably comparable to those provided pursuant to the compensation arrangements and Company Benefit Plans and other plans and arrangements of the Seller or the Transferred Subsidiaries as in effect immediately prior to the Closing in which Continued Employees are then eligible to participate. In determining reasonable comparability under the preceding sentence, Buyer may take into consideration Seller's commitment to credit the account of each Continued Employee under Seller's Pension Plan (as defined in Section 8.05 hereof) in accordance with
Section 8.05(c) hereof. Without limiting the generality of the foregoing, for one year following the Closing, Buyer shall provide severance benefits to Continued Employees whose employment is involuntarily terminated without cause after the Closing on a basis no less favorable than under the respective severance plans of Seller and the Transferred Subsidiaries which are applicable to Continued Employees immediately prior to the Closing.

     SECTION 8.03. PAST SERVICE CREDIT. In administering any employee benefit plans and any fringe benefit plans, including vacation programs and policies, for the Continued Employees on or after the Closing Date, Buyer will grant full credit to each Continued Employee for all years of service of such Continued Employee with Seller or any Transferred Subsidiary (or their respective Affiliates) for all purposes for which such years of service were recognized by Seller under its comparable employee benefit plans and arrangements, excluding past service credit for benefit accrual purposes under any defined benefit plan maintained or sponsored by Buyer or its Affiliates or where such crediting would result in a duplication of benefits.

     SECTION 8.04. ACCRUED VACATION, PERSONAL AND SICK DAYS. Buyer and its Affiliates shall honor, or cause the Transferred Subsidiaries to honor, all unused vacation, personal and sick days accrued by Continued Employees as of the Closing Date under the respective programs and policies of Seller and the Transferred Subsidiaries which were applicable to Continued Employees immediately prior to the Closing Date but only to the extent that the liability therefor is reflected in the Closing Working Capital.

     SECTION 8.05. COMPANY PENSION PLAN. (a) Seller shall, effective as of the Closing Date, adopt amendments to the SmithKline Beecham Cash Balance Pension Plan ("SELLER'S PENSION PLAN") that will fully vest the benefits of the Continued Employees thereunder. Seller shall cause the trustee of the Seller's Pension Plan to commence distribution to each Continued Employee of his or her accrued vested benefit thereunder in accordance with the terms of Seller's Pension Plan as in effect from time to time. Buyer shall promptly notify Seller of the termination of employment of each Continued Employee with Buyer, a Transferred Subsidiary or any of their respective Affiliates. Seller shall, effective as of the Closing Date, also adopt amendments to its nonqualified pension plans ("SELLER'S NONQUALIFIED PENSION PLANS") corresponding to those set forth in this paragraph.

     (b) Upon the termination of a Continued Employee's employment with Buyer and its Affiliates after the Closing, such Continued Employee shall be entitled to a distribution of his or her vested accrued benefit (if any), including any early retirement benefit to which he or she is then entitled, under Seller's Pension Plan and Seller's Nonqualified Pension Plans in accordance with the respective terms of such plans as then in effect but giving effect to the amendments to such plans that are required by this Agreement.

     (c) In determining each Continued Employee's accrued vested benefit for purposes of this Section 8.05, Seller shall credit the account of each Continued Employee who is a participant in Seller's Pension Plan immediately prior to the Closing with the amount that would have been credited to such account had the Continued Employee continued in employment with Seller through the shorter of
(i) the period ending on the last day of the Continuation Period or (ii) the period from the Closing Date through the Continued Employee's date of termination of employment with Buyer or any of its Affiliates, and based upon his or her compensation rate in effect immediately prior to the Closing Date.

     SECTION 8.06. 401(K) PLAN. Seller shall, effective as of the Closing Date, fully vest each Continued Employee in his or her account balance (if any) under
(i) the SmithKline  Beecham Retirement Savings Plan ("SELLER'S 401(K) PLAN") and
(ii) for Puerto Rico-based Continued Employees, the SB Puerto Rico Retirement Savings Plan. Effective as of the Closing Date, Buyer shall have in effect a profit-sharing plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code ("BUYER'S 401(K) PLAN"). Each Continued Employee participating in Seller's 401(k) Plan as of the Closing shall become eligible to participate in Buyer's 401(k) Plan as of the Closing. Continued Employees shall receive credit for all service with Seller and its Affiliates for purposes of eligibility and vesting under Buyer's 401(k) Plan.

     SECTION 8.07. MEDICAL AND DENTAL. (a) Seller shall be responsible in accordance with its applicable welfare plans (including, for this purpose, its health care reimbursement accounts) for all medical and dental claims for expenses incurred prior to the Closing Date by Continued Employees and their dependents. Reimbursement of Continued Employees and their dependents for such medical and dental expenses shall be determined in accordance with the terms of Seller's medical and dental programs as then in effect. Seller shall terminate coverage of Continued Employees and their dependents effective for claims for medical and dental expenses incurred on and after the Closing Date. Buyer shall have comparable medical and dental plans in effect as of the Closing Date for the benefit of Continued Employees and their eligible dependents. Buyer shall be responsible in accordance with its applicable welfare plans for all medical and dental claims made by Continued Employees and their dependents for expenses incurred on and after the Closing Date. Reimbursement of Continued Employees for such medical and dental expenses shall be determined in accordance with the terms of Buyer's medical and dental programs. For purposes of this Section 8.07, a medical or dental claim otherwise covered under Seller's or Buyer's applicable welfare benefit plan shall be deemed incurred when the services giving rise to the claim are rendered (regardless of when such claim is billed by the service provider or filed by the Continued Employee). No waiting period or exclusion from coverage of any pre-existing medical condition shall apply to any such Continued Employee's (or eligible dependent's) participation in Buyer's applicable welfare benefit plans on and after the Closing Date (provided such Continued Employees were not subject to a waiting period or preexisting condition exclusion under the applicable Company Benefit Plan), and all charges and expenses of such Continued Employees and their eligible dependents which were applied to the deductible and out-of-pocket maximums under Seller's welfare benefit plans during the plan year of Seller in which the Closing Date falls shall be credited toward any deductible and out-of-pocket maximum applicable in the plan year of Buyer in which the Closing Date falls.

     (b) Seller shall retain all liability (if any) in accordance with Seller's applicable post-retirement medical and dental plans for post-retirement medical and dental claims of any Continued Employees and Former Employees (and their dependents).

     (c) Seller shall be responsible for any continuation of group health coverage required under Section 4980B of the Code or Sections 601 through 608 of ERISA with respect to any Former Employee (as defined in Section 4980B of the Code) who incurs a "qualifying event" (as defined in Section 4980B of the Code) prior to the Closing Date. Buyer shall be responsible for any continuation of group health coverage required under Section 4980B of the Code or Sections 601 through 608 of ERISA with respect to any Continued Employee or any "qualified beneficiary" (as defined in Section 4980B of the Code) of any such employee who incurs a "qualifying event" (as defined in Section 4980B of the Code) after the Closing Date.

     (d) Buyer shall establish, effective as of the Closing, a flexible spending account plan for Continued Employees which will (i) honor all elections made by Continued Employees ("BUYER'S FSA") under Seller's flexible spending account plan ("SELLER'S FSA") in respect of the year in which the Closing Date occurs and (ii) give credit thereunder for all unused amounts credited in respect of each Continued Employee as of the Closing Date under Seller's FSA (the "UNUSED AMOUNT") and Seller shall cause an amount equal to the Unused Amount to be transferred to Buyer's FSA from Seller's FSA as soon as reasonably practicable following the Closing Date.

     SECTION 8.08. LONG-TERM DISABILITY. Except as provided in the following sentence, Seller shall continue to be responsible, in accordance with its applicable long-term disability plans, for all long-term disability income benefits payable to (a) Inactive Employees who are not actively employed on the Closing Date due to a short-term disability and who thereafter become eligible under Seller's applicable long-term disability plans without an intervening return to active employment and (b) Former Employees. Buyer shall be responsible under its applicable disability plans for all long-term disability income benefits payable to Continued Employees with respect to a disability incurred on or after the Closing Date.

     SECTION 8.09. WARN ACT. Buyer agrees to provide any required notice under the Worker Adjustment and Retraining Notification Act, as amended (the "WARN ACT"), and any similar statute, and otherwise to comply with any such statute with respect to any "plant closing" or "mass layoff" (as defined in the WARN
Act) or similar event affecting Continued Employees or Former Employees and occurring on or after the Closing. Buyer shall indemnify and hold harmless Seller and its Affiliates with respect to any liability under the WARN Act or similar statute arising from the actions of Buyer and its Affiliates on or after the Closing.

     SECTION 8.10. LIFE INSURANCE. Buyer shall be responsible for all life insurance coverage of Continued Employees and their dependents for claims incurred by such employees or their dependents on and after the Closing Date. Seller shall be responsible for all claims incurred prior to the Closing Date in respect of Former Employees and dependents of Continued Employees.

     SECTION 8.11. EMPLOYMENT CLAIMS; WORKERS COMPENSATION. Buyer shall be responsible for all employment-related claims (including, but not limited to, any claims of employment discrimination and harassment) and all workers compensation claims filed by or on behalf of a Continued Employee or Former Employee regardless of whether such claim was filed prior to, on or following the Closing Date.

     SECTION 8.12. COOPERATION; EMPLOYMENT RECORDS. The parties agree to furnish each other with such information concerning employees and employee benefit plans, and to take all such other action, as is necessary and appropriate to effect the transactions contemplated by Article VIII of this Agreement (including the furnishing by Seller of any plan administrator's interpretations or rulings with respect to any Company Benefit Plan to the extent that Buyer determines to establish a plan with features similar thereto for the benefit of Continued Employees). Without limiting the generality of the foregoing, as soon as practicable following the Closing, Seller shall provide to Buyer the personnel and medical files of the Continued Employees, subject, with respect to such medical files, to any restrictions imposed under applicable law and the receipt by Seller of any required authorizations from Continued Employees (which authorizations Seller shall make good faith efforts to obtain).

     SECTION 8.13. NO RIGHT TO PLAN PARTICIPATION OR CONTINUED EMPLOYMENT. Nothing herein express or implied shall be construed as giving any Continued Employee the right, following the Closing, to participate in any particular plan of Buyer, any Transferred Subsidiary or any of their respective Affiliates or the right, following the Closing, to continued employment with Buyer, any Transferred Subsidiary or any of their respective Affiliates.

     SECTION 8.14. EXERCISE OF OPTIONS. Seller shall assume, pay, perform and discharge any and all costs associated with Continued Employees resulting from the exercise of options for the American Depositary Shares representing Ordinary Shares of Parent held by employees of the Company or the Company Subsidiary. Buyer agrees to cooperate in all reasonable respects with Seller to insure that Seller receives the Federal income tax benefit associated with the exercise of such stock options.

     SECTION 8.15. MRI BONUSES. (a) With respect to Seller's Millennium Retention Initiative Program ("SELLER'S MRI PROGRAM"), Buyer shall cause the Company to establish, effective as of the Closing, a plan replicating all of the terms of the Seller's MRI Program as in effect on the date hereof (other than the share option component of Seller's MRI Program, which the Company shall have no obligation to replicate) to the extent necessary to comply with the provisions of this Section 8.15 ("BUYER'S MRI PROGRAM"). Buyer shall cause the Company to pay to eligible Continued Employees all annual cash awards earned in respect of 1998 and 1999 to the extent reflected in Closing Working Capital and not paid by Seller prior to the Closing. The determination of whether the annual cash awards in respect of 1999 have been earned will be made by Buyer in accordance with the terms of Buyer's MRI Program.

     (b) With respect to the Year 2000 award payable under Seller's MRI Program in 2000 which is funded, in part, through share options (the "YEAR 2000 AWARD"), eligible Continued Employees will forfeit the Year 2000 Award as of the Closing. Buyer will cause the Company to establish a cash award initiative under Buyer's MRI Program which will replicate the Year 2000 Award (the "SUBSTITUTE YEAR 2000 AWARD"). Buyer will make all determinations with respect to whether the applicable performance criteria in respect of the Substitute Year 2000 Awards have been achieved as of the end of the performance period (applying the same performance criteria set forth in Seller's MRI Program as in effect as of the date hereof), subject to Buyer's consultation with the chief information officer of Seller before finalizing such determinations. Seller shall reimburse Buyer for a portion of the amount paid by Buyer to eligible Continued Employees in respect of the Substitute Year 2000 Awards, as follows:

     (i) Seller shall reimburse Buyer for a proportional share of the cost of the cash component of the Substitute Year 2000 Award based upon the portion of the aggregate annual cash awards for 1997, 1998 and 1999 (the "THREE MRI ANNUAL AWARDS") under the Seller's MRI Program and Buyer's MRI Program that were either paid by Seller or accrued in Closing Working Capital, as a percentage of the aggregate Three MRI Annual Awards which are paid, respectively, by Seller and Buyer under such Programs.

     (ii) Seller shall reimburse Buyer for an amount equal to the product of (x) multiplied by (y), where (x) is an amount equal to the excess, if any, by which the aggregate value of the share option component of the Year 2000 Awards under the Seller's MRI Program for eligible Continued Employees on the date that the execution of this Agreement is publicly announced by Seller, based upon the closing price per share for Parent's American Depositary Receipts as reported on such date on the New York Stock Exchange, exceeds 67% of the aggregate Three MRI Annual Awards and where (y) equals 0% (if the level 1 performance threshold is not achieved), 50% (if only the level 1 performance threshold is achieved) or 100% (if the level 2 performance threshold is achieved) as determined by Buyer (after consultation with Seller, as provided hereinabove) in respect of the Substitute Year 2000 Award.

     SECTION 8.16. SPECIAL SEVERANCE OR RETENTION. Upon the written request of Buyer, Seller shall establish a special severance or retention arrangement prior to the Closing for executives and key employees of the Transferred Subsidiaries who are designated to participate therein by Buyer. Buyer shall bear the cost of all benefits payable thereunder. Seller agrees to cooperate with Buyer in the implementation and communication of such arrangement.

     SECTION 8.17. RETAINED OBLIGATIONS. Except to the extent reflected in Closing Working Capital or as specifically provided herein, (i) Seller shall retain any and all obligations incurred prior to the Closing pursuant to any plan, program or arrangement sponsored by Seller or its Affiliates and (ii) Seller shall retain any and all liabilities pertaining to Former Employees.

                                   ARTICLE IX

                                 INDEMNIFICATION

     SECTION 9.01. TAX INDEMNIFICATION. (a) Seller shall indemnify Buyer and its Affiliates (including the Transferred Subsidiaries) and each of their respective officers, directors, employees, stockholders, agents and representatives (collectively, the "BUYER INDEMNITEES") and hold them harmless from (i) all liability for Taxes of the Transferred Subsidiaries for the Pre-Closing Tax Period, (ii) all Taxes arising out of a breach of the representations and warranties set forth in Sections 3.08(c), (f), (h) and (i) of this Agreement, PROVIDED, HOWEVER, that there shall be no indemnity with respect to breaches of the representations and warranties set forth in Sections 3.08 (f) and (h) of this Agreement to the extent liabilities resulting therefrom relate solely to United States Federal income Taxes or income Taxes of states, local jurisdictions or foreign jurisdictions that, for state, local or foreign law purposes, have adopted rules analogous to those set forth in Section 338(h)(10) of the Code and the Treasury Regulations promulgated thereunder, (iii) all liability (as a result of Treasury Regulation ss. 1.1502-6(a) or otherwise) for Taxes of the Selling Companies or any other person or entity (other than the Transferred Subsidiaries) which is or has been affiliated with any of the Transferred Subsidiaries prior to Closing, (iv) all liability for Taxes resulting from the Section 338(h)(10) Elections contemplated by Section 10.09 of this Agreement, (v) any payment required to be made after the Closing Date under any Tax sharing, Tax indemnity, Tax allocation or similar contract (whether or not written) to which any Transferred Subsidiary was obligated, or was a party, on or prior to the Closing Date and (vi) all liability for reasonable legal fees and expenses for any item attributable to any item in clause (i), (ii), (iii),
(iv) or (v) above. Notwithstanding the foregoing, Seller shall not indemnify and hold harmless the Buyer Indemnitees from any liability for Taxes attributable to any action taken after the Closing by Buyer, any of its Affiliates (including the Transferred Subsidiaries), or any transferee of Buyer or any of its Affiliates, including the making of any election under Section 338(g) of the Code (or any comparable provision of state, local or foreign tax law) with respect to the Puerto Rico Company (other than (i) any action carried out or effected under any binding commitment that any of the Selling Companies or the Transferred Subsidiaries enters or has entered into prior to Closing, (ii) any action carried out or effected in the ordinary course of business of the Transferred Subsidiaries or (iii) any action expressly required by applicable law or regulations of any Tax or governmental authority or by this Agreement) (a "BUYER TAX ACT") or attributable to a breach by Buyer of its obligations under this Agreement.

     (b) Buyer shall, and shall cause the Transferred Subsidiaries to, indemnify Seller and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives and hold them harmless from
(i) all liability for Taxes of the Transferred Subsidiaries for any taxable period ending after the Closing Date (except to the extent such taxable period began before the Closing Date, in which case Buyer's indemnity will cover only that portion of any such Taxes that are not for the Pre-Closing Tax Period),
(ii) all liability for Taxes attributable to a Buyer Tax Act or to a breach by Buyer of its obligations under this Agreement and (iii) all liability for reasonable legal fees and expenses attributable to any item in clause (i) or
(ii) above.

     (c) In the case of any taxable period that includes (but does not end on) the Closing Date (a "STRADDLE PERIOD"):

     (i) real, personal and intangible property Taxes ("PROPERTY TAXES") for the Pre-Closing Tax Period shall equal to the amount of such property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and

     (ii) all other Taxes for the Pre-Closing Tax Period shall be computed by using an "interim closing of the books" method.

     Seller's indemnity obligation in respect of Taxes for a Straddle Period shall initially be effected by its payment to Buyer of the excess of (A) such Taxes for the Pre-Closing Tax Period over (B) the amount of such Taxes paid by the Selling Companies or any of their Affiliates (other than the Transferred Subsidiaries) at any time plus the amount of such Taxes paid by the Transferred Subsidiaries on or prior to the Closing Date. Seller shall initially pay such excess to Buyer within 30 days after the return, report or form with respect to the liability for such Taxes is required to be filed (or, if later, is actually filed). If the amount of such Taxes paid by the Selling Companies or any of their Affiliates (other than the Transferred Subsidiaries) at any time plus the amount of such Taxes paid by the Transferred Subsidiaries on or prior to the Closing Date exceeds the amount payable by Seller pursuant to the preceding sentence, Buyer shall pay to Seller the amount of such excess within 30 days after the return, report or form with respect to the final liability for such Taxes is required to be filed. The payments to be made pursuant to this paragraph by Seller or Buyer with respect to a Straddle Period shall be appropriately adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to Straddle Period Taxes.

     SECTION 9.02. OTHER INDEMNIFICATION BY SELLER. (a) Seller shall indemnify the Buyer Indemnitees against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) ("LOSSES") suffered or incurred by any such Buyer Indemnitee (other than (i) any relating to Taxes, for which indemnification provisions are set forth in Section 9.01, and (ii) any relating to a breach of Section 3.18, for which remediation provisions are set forth in Section 3.18(f)) to the extent arising from (i) any breach of any representation or warranty of Seller, contained in this Agreement or any certificates or other documents required to be delivered pursuant to this Agreement, which survives the Closing and (ii) any breach of any covenant of Seller contained in this Agreement or another Transaction Document requiring performance after the Closing Date; PROVIDED, HOWEVER, that Seller shall not have any liability under clause (i) of this Section 9.02(a) (other than with respect to a breach by Seller of Section 3.07(d)) unless the aggregate of all losses, liabilities, costs and expenses relating thereto for which Seller would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to 1% of the Adjusted Purchase Price, and then only to the extent of any such excess; PROVIDED FURTHER, HOWEVER, that Seller's liability under clause (i) of this Section 9.02(a) shall not exceed the Adjusted Purchase Price.

     (b) All indemnification obligations of Seller pursuant to this Section 9.02 may be made or assumed by an Affiliate of Seller to the extent deemed necessary or desirable by Seller in its sole discretion; PROVIDED, HOWEVER, that Seller shall remain fully liable for such obligations to the same extent as if Seller had not assigned such obligations hereunder.

     (c) Buyer acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement, the other Transaction Documents, the transactions contemplated hereby and thereby and the Transferred Subsidiaries and their respective assets, liabilities and business (other than (i) claims of, or causes of action arising from, fraud, (ii) a breach after Closing of covenants hereunder or under the other Transaction Documents or (iii) claims pursuant to Section 3.18) shall be pursuant to the indemnification provisions set forth in this Article IX. In furtherance of the foregoing, Buyer hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than (i) claims of, or causes of action arising from, fraud, (ii) a breach after Closing of covenants hereunder or under the other Transaction Documents or (iii) claims pursuant to Section 3.18) it or the Transferred Subsidiaries may have against Seller and its Affiliates arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article IX).

     SECTION 9.03. OTHER INDEMNIFICATION BY BUYER. (a) Buyer shall, and shall cause the Transferred Subsidiaries to, indemnify Seller, its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (the "SELLER INDEMNITEES") against and hold them harmless from any Loss suffered or incurred by any such Seller Indemnitee (other than any relating to Taxes, for which indemnification provisions are set forth in Section 9.01) to the extent arising from (i) any breach of any representation or warranty of Buyer contained in this Agreement or any certificates or other documents delivered pursuant to this Agreement which survives the Closing, (ii) any breach of any covenant of Buyer contained in this Agreement or another Transaction Document requiring performance after the Closing Date, (iii) any guarantee or obligation to assure performance given or made by Seller or an
Affiliate  of  Seller  with  respect  to  any  obligation  of  any   Transferred
Subsidiary, (iv) any liability under any Federal, state, local or foreign statute, law, ordinance, rule or regulation that is imposed upon any Selling Company (or any Affiliate of such Selling Company that is in control of such Selling Company), solely based upon its status as a shareholder of a Transferred Subsidiary, without regard to any act or failure to act by such Selling Company or any Affiliate of such Selling Company that controls such Selling Company (other than items attributable to facts or circumstances constituting a breach of any representation, warranty or covenant made by any Selling Company hereunder or under any other Transaction Document) and (v) any claim by or in respect of a Continued Employee for severance in connection with a termination of employment occurring as of or following the Closing as a result of Buyer's breach of its covenants under Section 8.02.

     (b) All indemnification obligations of Buyer pursuant to this Section 9.03 may be made or assumed by an Affiliate of Buyer to the extent deemed necessary or desirable by Buyer in its sole discretion; PROVIDED, HOWEVER, that Buyer shall remain fully liable for such obligations to the same extent as if Buyer had not assigned such obligations hereunder.

     (c) Seller acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement, the other Transaction Documents, the transactions contemplated hereby and thereby and the Transferred Subsidiaries and their respective assets, liabilities and business (other than claims of, or causes of action arising from, fraud or a breach after Closing of covenants hereunder or under the other Transaction Documents) shall be pursuant to the indemnification provisions set forth in this Article IX. In furtherance of the foregoing, Seller hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud or a breach after Closing of covenants hereunder or under the other Transaction Documents) it may have against Buyer and its Affiliates arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article IX).

     SECTION 9.04. LIMITATIONS ON INDEMNITY; LOSSES NET OF INSURANCE, ETC. (a) Seller shall not have any liability under Section 9.02(a) for any consequential, punitive, indirect, special or incidental damages incurred by any Buyer
Indemnitee in connection with any breach by any Selling Company or its Affiliates of such Selling Company's representations or covenants other than consequential, punitive, indirect, special or incidental damages required to be paid to any third party by such Buyer Indemnitee.

     (b) Buyer shall not have any liability under Section 9.03(a) for any consequential, punitive, indirect, special or incidental damages incurred by any Seller Indemnitee in connection with any breach by Buyer of its representations or covenants other than consequential, punitive, indirect, special or incidental damages required to be paid to any third party by such Seller Indemnitee.

     (c) The amount of any Loss for which indemnification is provided under this
Article IX shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such Loss, and shall be (a) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (b) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any indemnity payment hereunder or incurrence or payment of any indemnified Loss. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the indemnified party has actually realized such cost or benefit. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes that such indemnified party would be required to pay but for the receipt or accrual of the indemnity payment or the incurrence or payment of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to the indemnified party's liability for Taxes and payments between Seller and Buyer to reflect such adjustment shall be made if necessary. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for United States Federal income Tax purposes.

     SECTION 9.05. TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless a party hereto (a) pursuant to Section 9.01, shall terminate at the time the applicable statutes of limitations with respect to the Tax liabilities in question expire (giving effect to any extension thereof), (b) pursuant to Sections 9.02(a)(i) and 9.03(a)(i), shall terminate when the applicable representation or warranty terminates pursuant to Section 12.01 and
(c) pursuant to the other clauses of Section 9.02(a) and 9.03(a), shall not terminate; PROVIDED, HOWEVER, that as to clauses (a) and (b) above such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the indemnifying party.

     SECTION  9.06.  PROCEDURES  RELATING TO  INDEMNIFICATION  (OTHER THAN UNDER
SECTION 9.01). In order for a party (the "INDEMNIFIED PARTY") to be entitled to any indemnification provided for under this Agreement (other than under Section 9.01) in respect of, arising out of or involving a claim or demand made by any Person against the indemnified party (a "THIRD PARTY CLAIM"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 10 business days after receipt by such indemnified party of written notice of the Third Party Claim; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

     If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party; PROVIDED that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above).

     If the indemnifying party so elects to assume the defense of any Third Party Claim, all of the indemnified parties shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim and which releases the indemnifying party completely in connection with such Third Party Claim.

     The indemnification required by Section 9.02 and 9.03 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred. All claims under Section 9.02 or 9.03 other than Third Party Claims shall be governed by Section 9.07. All Tax Claims (as defined in
Section 9.08) shall be governed by Section 9.08.

     SECTION 9.07. OTHER CLAIMS. In the event any indemnified party should have a claim against any indemnifying party under Section 9.02 or 9.03 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 9.02 or 9.03, except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 10 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 9.02 or 9.03, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 9.02 or 9.03 and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

     SECTION 9.08. PROCEDURES RELATING TO INDEMNIFICATION OF TAX CLAIMS. If a claim shall be made by any taxing authority, which, if successful, might result in an indemnity payment to any Buyer Indemnitee pursuant to Section 9.01, Buyer shall promptly notify Seller in writing of such claim (a "TAX Claim"). If notice of a Tax Claim is not given to Seller within a sufficient period of time to allow Seller or its Affiliates to effectively contest such Tax Claim, or in reasonable detail to apprise Seller of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, Seller shall not be liable to any Buyer Indemnitee, to the extent that Seller's (or any of its Affiliates') position is actually prejudiced as a result thereof.

     With respect to any Tax Claim (other than a Tax Claim relating solely to Taxes for a Straddle Period), Seller or its Affiliates shall control all proceedings taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner. Seller shall provide Buyer with copies of all material documents with respect to the aforementioned Tax claims. Seller or its Affiliates and Buyer shall jointly control all proceedings taken in connection with any Tax Claim relating solely to Taxes for a Straddle Period.

     Buyer, the Company and each of their respective Affiliates, on the one hand, and Seller and its Affiliates, on the other hand, shall cooperate with each other in contesting any Tax Claim, which cooperation shall include, without limitation, the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

     In no case shall any Buyer Indemnitee settle or otherwise compromise any Tax Claim without Seller's prior written consent (which consent may not be unreasonably withheld). Neither party shall settle a Tax Claim relating solely to Taxes of the Transferred Subsidiaries for a Straddle Period without the other party's prior written consent (which consent may not be unreasonably withheld).

                                    ARTICLE X

                                   TAX MATTERS

     SECTION 10.01. PREPARATION AND FILING OF TAX RETURNS, REPORTS AND FORMS. For any Straddle Period, Buyer shall timely prepare and file with the appropriate authorities all Tax returns, reports and forms required to be filed and shall pay all Taxes due with respect to such returns, reports and forms; PROVIDED that Seller shall reimburse Buyer (in accordance with the procedures set forth in Section 9.01) for any amount owed by Seller pursuant to Section
9.01 with respect to the taxable periods covered by such returns, reports or forms. Within 45 days prior to the filing of any such Straddle Period Tax return, Buyer shall deliver such Tax return to Seller for Seller's review and comment. Seller and Buyer agree to consult and resolve in good faith any issue arising as a result of Seller's review of such Tax return and mutually to consent to the filing as promptly as possible of such Tax return. In the event the parties are unable to resolve any dispute within 30 days following the delivery of such Tax return, the parties shall jointly request that a mutually acceptable accounting firm which is not the past or then current principal auditors of Buyer or Seller resolve any issue before the due date of any such Tax return, in order that such Tax return may be timely filed. The scope of the accounting firm's review shall be limited to the disputed items. Seller and Buyer shall each pay one-half of the accounting firm's fees and expenses. For any taxable period of the Transferred Subsidiaries that ends on or before the Closing Date, the Selling Companies shall timely prepare and file, or shall cause to be timely prepared and filed, with the appropriate authorities all Tax returns, reports and forms required to be filed, and, subject to its right to be reimbursed pursuant to Section 9.01, shall pay all Taxes due with respect to such returns, reports and forms. The Selling Companies shall prepare such Tax returns in a manner consistent with past practices and shall provide copies of such Tax returns to Buyer only to the extent that they relate to the Transferred Subsidiaries' separate returns or separate Tax liability within 30 days prior to filing. Buyer and the Selling Companies agree to cause the Transferred Subsidiaries to file all Tax returns, reports and forms for the period including the Closing Date on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant taxing authority will not accept a return, report or form filed on that basis.

     SECTION 10.02. COOPERATION ON TAX MATTERS. The Selling Companies, the Transferred Subsidiaries and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all returns, reports and forms relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and the Selling Companies recognize that the Selling Companies and their Affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Transferred Subsidiaries to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Buyer agrees, and agrees to cause the Transferred Subsidiaries, (i) to use its reasonable best efforts to properly retain and maintain such records until such time as the Selling Companies agree that such retention and maintenance is no longer necessary, and
(ii) to allow the Selling Companies and their agents and representatives (and agents or representatives of any of their Affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as the Selling Companies may deem reasonably necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the Selling Companies' expense.

     SECTION 10.03. TAX REFUNDS AND CREDITS. Any refunds or credits of Taxes of the Transferred Subsidiaries for any taxable period ending on or before the Closing Date shall be for the account of the Selling Companies. Any refunds or credits of Taxes of the Transferred Subsidiaries for any taxable period beginning after the Closing Date shall be for the account of the Buyer. Any refunds or credits of Taxes of the Transferred Subsidiaries for any Straddle Period shall be equitably apportioned between the Selling Companies and Buyer. Buyer shall, if the Selling Companies so request and at the Selling Companies' expense, cause the Transferred Subsidiaries to file for and obtain any refunds or credits to which the Selling Companies are entitled under the first sentence of Section 10.03. Buyer shall permit the Selling Companies to control the prosecution of any such refund claim and, where deemed appropriate by the Selling Companies, shall cause the Transferred Subsidiaries to authorize by appropriate powers of attorney such Persons as the Selling Companies shall designate to represent the Transferred Subsidiaries with respect to such refund claim. Buyer and Seller shall jointly control the prosecution of any refund claim with respect to Straddle Period Taxes. Buyer shall cause the Transferred Subsidiaries to forward to the Selling Companies any such refund within 10 days after the refund is received (or reimburse the Selling Companies for any such credit within 10 days after the credit is allowed or applied against other Tax liability); PROVIDED, HOWEVER, that any such amounts payable to the Selling Companies shall be reduced by any Tax cost (net of any Tax benefit) to Buyer or the Transferred Subsidiaries, as the case may be, attributable to the receipt of such refund and/or the payment of such amounts to the Selling Companies. The Selling Companies and Buyer shall treat any payments under the preceding sentence that the Selling Companies shall receive pursuant to this Section 10.03 as an adjustment to the Purchase Price, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Buyer or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for United States Federal income Tax purposes. Notwithstanding the foregoing, the control of the prosecution of a claim for refund of Taxes paid pursuant to a deficiency assessed subsequent to the Closing Date as a result of an audit shall be governed by the provisions of
Section 9.08.

     SECTION 10.04. FILING OF AMENDED RETURNS. The Selling Companies and their Affiliates shall be responsible for filing any amended consolidated, combined or unitary Tax returns for taxable years of the Transferred Subsidiaries ending on or prior to the Closing Date which are required as a result of examination adjustments made by the Internal Revenue Service or by the applicable state, local or foreign taxing authorities for such taxable years as finally determined. For those jurisdictions in which separate Tax returns are filed by the Transferred Subsidiaries, any required amended returns resulting from such examination adjustments, as finally determined, shall be prepared by the Selling Companies and their Affiliates and furnished to the Transferred Subsidiaries for signature and filing at least five days prior to the due date for filing such returns. Buyer shall not permit any of the Transferred Subsidiaries to file an amended Tax return, report or form for a Straddle Period without the prior written consent of Seller which consent may not be unreasonably withheld.

     SECTION 10.05. TRANSFER, DOCUMENTARY, SALES, USE, REGISTRATION AND OTHER SUCH TAXES. Seller and Buyer shall each pay one-half of all transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer or gains Taxes other than income Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby, and Seller and Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such Tax laws. Seller shall pay any stock transfer Taxes due as a result of the sale of the Shares.

     SECTION 10.06. CERTIFICATE SHOWING EXEMPTION FROM WITHHOLDING. Seller shall deliver to Buyer at the Closing a certificate in form and substance satisfactory to Buyer, duly executed and acknowledged, certifying any facts that would exempt the transactions contemplated hereby from withholding pursuant to the provisions of the Foreign Investment in Real Property Tax Act.

     SECTION 10.07. NO EXTRAORDINARY TRANSACTIONS. On the Closing Date, Buyer shall cause each of the Transferred Subsidiaries to conduct its business in the ordinary course in substantially the same manner as presently conducted and on the Closing Date shall not permit the Transferred Subsidiaries to effect any extraordinary transactions (other than any such transactions expressly required by applicable law or provided for in this Agreement) that could result in Tax liability to the Transferred Subsidiaries in excess of Tax liability associated with the conduct of its business in the ordinary course.

     SECTION 10.08. TERMINATION OF TAX SHARING AGREEMENTS. The Selling Companies shall cause any Tax sharing agreement involving any of the Transferred Subsidiaries to be terminated on or before the Closing Date.

     SECTION 10.09. SECTION 338(H)(10) ELECTIONS. Buyer shall (i) join Seller in timely making an election under Section 338(h)(10) of the Code (and any comparable election under state, local or foreign tax law) with respect to the Company and the Company Subsidiary (collectively, the "SECTION 338(H)(10) ELECTIONS") and (ii) cooperate with Seller in the completion and timely filing of such elections in accordance with the provisions of Treasury Regulation
Section 1.338(h)(1)-1(d)(2) (and any comparable provisions of state, local or foreign tax law) or any successor provision. Buyer and its Affiliates shall not take any actions that might prevent the acquisition of the Shares from qualifying as a "qualified stock purchase" within the meaning of Code Section 338(d)(3). Buyer and Seller shall use their best efforts to agree as soon as possible after Closing upon an allocation of the United States portion of the Purchase Price as required pursuant to Section 338(h)(10) of the Code and the Treasury Regulations promulgated thereunder. In the event Buyer and Seller are unable to so agree within 120 days after Closing, the allocation of the United States portion of the Purchase Price shall be referred to the Accounting Firm for final determination within 30 days. Seller and Buyer shall each pay one-half of the accounting firm's fees and expenses. Neither Buyer nor Seller (nor any of their respective Affiliates) shall take any position on any Tax return or before any taxing authority that is inconsistent with the allocation of the United States portion of the Purchase Price as determined by this Section 10.09.

                                   ARTICLE XI

                                   TERMINATION

     SECTION  11.01.  TERMINATION.  Anything  contained  herein to the  contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby and by the other Transaction Documents abandoned at any time prior to the Closing Date:

     (a) by mutual written consent of Seller and Buyer;

     (b) by Seller, if any of the conditions set forth in Section 2.02 shall have become incapable of fulfillment, and shall not have been waived by Seller;

     (c) by Buyer, if any of the conditions set forth in Section 2.01 shall have become incapable of fulfillment, and shall not have been waived by Buyer;

     (d) by either Seller or Buyer, if the Closing does not occur on or prior to June 30, 1999; or

     (e) by either Seller or Buyer, if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the sale of the Transferred Shares and such order, decree, ruling or other action shall have become final and nonappealable;

     PROVIDED, HOWEVER, that the party seeking termination pursuant to Sections 11.01(b), 11.01(c) or 11.01(d) is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

     SECTION 11.02. CONSEQUENCES OF TERMINATION. (a) In the event of termination by Seller or Buyer pursuant to this Article XI, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement and the other Transaction Documents shall be terminated, without further action by either party.

     (b) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Article XI, this Agreement shall become void and of no further force or effect, except for the provisions of (i) Sections 4.03 and 7.08 relating to the obligation of Seller and Buyer to keep confidential certain information and data obtained by each of them, (ii) Section
7.09 relating to certain expenses, (iii) Section 13.06 relating to attorney fees and expenses, (iv) Section 7.03 relating to publicity, (v) Section 13.09 relating to finder's fees and broker's fees and (vi) this Article XI. Nothing in this Article XI shall be deemed to release any party hereto from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

     SECTION 11.03. RETURN OF CONFIDENTIAL INFORMATION. If the transactions contemplated by this Agreement are terminated as provided herein:

     (a) if requested, each party to this Agreement shall return all documents and other material received from the other parties to this Agreement or any of their Affiliates relating to the transactions contemplated hereby and by the other Transaction Documents, whether so obtained before or after the execution hereof, to such other parties; and

     (b) all confidential information received by any party to this Agreement with respect to the business of another party to this Agreement or any of its Affiliates shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

                                   ARTICLE XII

                           SURVIVAL OF REPRESENTATIONS

     SECTION 12.01. SURVIVAL OF REPRESENTATIONS. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto survive the Closing solely for purposes of Sections 9.02(a) and 9.03(a) and shall terminate at the close of business on the one year anniversary of the Closing Date; PROVIDED that the representations contained in Sections 3.01, 3.03, 3.05, 5.01 and 5.03 shall not so terminate and shall continue to survive the Closing without limitation as to time. The representations contained in Sections 3.08(c), (f), (h) and (i) (to the extent such representations relate to Taxes other than United States Federal income Taxes or income taxes of states, legal jurisdictions or foreign jurisdictions that, for state, local or foreign law purposes, have adopted rules analogous to those set forth in Section 338(h)(10) of the Code and the Treasury Regulations promulgated thereunder) shall survive until the expiration of the applicable statute of limitations. Representations set forth in Section 3.08 not described in the previous sentence shall not survive the Closing.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     SECTION 13.01.  DEFINITIONS;  EXHIBITS AND SCHEDULES;  CERTAIN DEFINITIONS.
(a) For purposes of this Agreement:

     "AFFILIATE" means, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. For purposes of this definition, the term "CONTROL", as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities or otherwise.

     "COMPANY BALANCE SHEET ADJUSTMENTS" means (a) with respect to the WC Amount, the adjustments set forth in the adjustment column of the Company Balance Sheet Worksheet and with respect to Closing Working Capital, adjustments corresponding to and calculated in the same way, using the same methods as, the adjustments made in the calculation of the WC Amount and (b) with respect to Closing Working Capital, any accrual of amounts due Oxford Health Plans, Inc. pursuant to Exhibit N of the Prescription Drug Program Agreement among Oxford Health Plans, Inc. (along with related Oxford companies) and the Company dated October 29, 1998.

     "COMPANY BALANCE SHEET WORKSHEET" means the Company Balance Sheet Worksheet set forth in Section 3.07 of the Seller Disclosure Letter.

     "COMPANY  MATERIAL  ADVERSE EFFECT" means a material  adverse effect on the
business,   assets,   financial  condition  or  results  of  operations  of  the
Transferred Subsidiaries, taken as a whole.

     "COMPANY   SUBSIDIARY"   means   Diversified  NY  IPA,  Inc.,  a  New  York
corporation.

     "ENVIRONMENTAL CLAIM" means any written notice, claim, demand, action, suit, complaint, proceeding or other written communication by any person alleging liability (including without limitation liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of (x) the presence, discharge, emission, Release or threatened Release of any Hazardous Materials at any properties currently operated by any Transferred Subsidiary or
(y) any violation or alleged violation of any Environmental Laws.

     "ENVIRONMENTAL LAWS" means any and all applicable foreign, Federal, state or local laws, orders, decrees, judgments, rules or regulations relating to the protection of the environment, to the preservation or reclamation of natural resources, or to the management, use, transportation and disposal of Hazardous Materials, which laws, rules and regulations are in full force and effect as of the date of this Agreement.

     "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

     "GUARANTEE" means the Guarantee of SmithKline Beecham plc, substantially in the form of Exhibit B.

     "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum, asbestos or asbestos-containing materials, polychlorinated biphenyls, infectious or medical wastes, radon gas, and all other substances or wastes regulated pursuant to any Environmental Law.

     "INTELLECTUAL PROPERTY" means all (i)(a) patents, inventions, discoveries, processes, technology, know-how and related improvements; (b) copyrights and works of authorship in any media, including computer programs, databases, data and related items, and Internet site content; (c) trademarks, service marks, trade names, brand names, corporate names, domain names and URLs, logos and trade dress; (d) trade secrets and proprietary or confidential information; (ii) registrations, applications, recordings, and licenses or other agreement related thereto; and (iii) rights to obtain renewals, extensions, continuations, continuations-in-part, reissues, divisions or other legal protections related thereto.

     "KNOWLEDGE" means (i) with respect to Seller, the knowledge of the Persons set forth in Section 13.01-A of the Seller Disclosure Letter and (ii) with respect to Buyer, the Persons set forth in Section 13.01(a)-3 of the Buyer Disclosure Letter.

     "PERMITTED LIENS" means (i) such Liens as are set forth in Section 13.01-B of the Seller Disclosure Letter, (ii) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and Liens for Taxes which may thereafter be paid without penalty or interest, (iii) Liens which secure debt that is reflected as a liability on the Company Balance Sheet and the existence of which is indicated in the notes thereto, (iv) Liens arising from judgments, decrees or attachments in circumstances not constituting a Company Material Adverse Effect, (v) Liens for Taxes and assessments not yet due and payable or Liens for Taxes being contested in good faith and by appropriate proceedings, and (vi) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Transferred Subsidiaries, taken as a whole, as presently conducted, in the case of Seller. "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

     "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating of any Hazardous Materials in, into, onto or through the environment.

     "SEC" means the United States Securities Exchange Commission or any successor body.

     "SECURITIES ACT" means the United States Securities Act of 1933.

     "SCHEDULE B INTERCOMPANY ITEMS" means the inter company items described on Schedule B.

     "SUBSIDIARY" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned by such first Person or by another subsidiary of such Person. Diversified Prescription Delivery L.L.C. ("DPD") shall not be deemed to be a Subsidiary of Seller or the Company.

     "TRANSACTION DOCUMENTS" means this Agreement, the Transitional Services Agreement, the Guarantee and such other documents or agreements that the Seller and Buyer agree in writing are to be included as Transaction Documents.

     "TRANSITIONAL   SERVICES   AGREEMENT"  means  the   Transitional   Services
Agreement, substantially in the form of Exhibit A.

     (b) The following terms have the meaning set forth in the Sections set forth below:

   TERM                              SECTION
Accounting Firm                        1.02
Actions                                3.12
Active Employees                       8.01
Adjusted Purchase Price                1.02
Affiliated Group                       3.08
Agreement                              Preamble
Applicable Laws                        3.15
Buyer                                  Preamble
Buyer Disclosure Letter                5.02
Buyer Indemnitees                      9.01
Buyer Tax Act                          9.01
Buyer's Accountants                    1.02
Buyer's 401(k) Plan                    8.06
Buyer's FSA                            8.07
Buyer's MRI Program                    8.15
Closing                                1.02
Closing Date                           1.02
Closing Working Capital                1.02
Code                                   3.08
Commitment Letter                      5.05
Company                                Recitals
Company Balance Sheet                  3.07
Company Benefit Plans                  3.13
Company Contracts                      3.11
Company Critical Systems               3.18
Company Financial Statements           3.07
Company Forgiven Receivables           1.02
Company Implementation Plan            3.18
Company IP                             3.09
Company Leased Property                3.10
Company Owned Property                 3.10
Company Pension Plans                  3.13
Company Property                       3.10
Confidentiality Agreement              7.08
Continuation Period                    8.02
Continued Employees                    8.01
control                                13.01
Cooperation Agreement                  4.08
Current Assets                         1.02
Current Liabilities                    1.02
DOJ                                    7.05
DPD                                    13.01
DPS Canada                             7.01
Drug Spend                             4.08
ERISA                                  3.13
Financing                              5.05
Former Employee                        8.01
FTC                                    7.05
GAAP                                   3.07
Governmental Entity                    2.01
HSR Act                                2.01
Inactive Employees                     8.01
indemnified party                      9.06
Intercompany Forgiven Amount           1.02(c)
Liens                                  3.02
Losses                                 9.02
Maximum UHC Reimbursement              4.08
Names                                  6.04
Noncaptive Plan Participant            4.09
Notice of Disagreement                 1.02
Parent                                 7.08
Pre-Closing Tax Period                 3.08
Prohibited Activity                    4.09
property Taxes                         9.01
Puerto Rico Company                    Recitals
Puerto Rico Seller                     Preamble
Puerto Rico Shares                     Recitals
Purchase Price                         1.01
Records                                7.06
Reimbursement Period                   4.08
Releases                               1.02
Request for Reimbursement              4.08
Retained Employees                     8.01
Section 3.11(a)(ix) Contract           3.11
Section 338(h)(10) Elections           10.09
Seller                                 Preamble
Seller Disclosure Letter               3.02
Seller Forgiven Receivables            1.02
Seller Indemnitees                     9.03
Seller Internal Systems                3.18
Seller 2000 Methodology                3.18
Seller's Accountants                   1.02
Seller's 401(k) Plan                   8.06
Seller's FSA                           8.07
Seller's MRI Program                   8.15
Seller's Nonqualified Pension Plans    8.05
Seller's Obligation                    4.08
Seller's Pension Plan                  8.05
Selling Companies                      Preamble
Shares                                 Recitals
Statement                              1.02
Straddle Period                        9.01
Substitute Year 2000 Award             8.15
Tax or Taxes                           3.08
Tax Claim                              9.08
Territory                              4.09
Third Party Claim                      9.06
Three MRI Annual Awards                8.15
Transferred Shares                     Recitals
Transferred Subsidiaries               Recitals
UHC                                    4.08
UHC Payment                            4.08
UHC Stock Purchase Agreement           4.11
Unused Amount                          8.07
WARN Act                               8.09
WC Amount                              1.02
Working Capital                        1.02
Year 2000 Award                        8.15
Year 2000 Compliant                    3.18

     (c) (i) The headings contained in this Agreement, in any Exhibit or Schedule hereto, in the table of contents to this Agreement and in the Seller Disclosure Letter and the Buyer Disclosure Letter are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter set forth in any provision, subprovision, section or subsection of the Seller Disclosure Letter or the Buyer Disclosure Letter, as the case may be, shall be deemed set forth for all purposes of such disclosure letter to the extent relevant. All Exhibits and Schedules annexed hereto or referred to herein and the Seller Disclosure Letter and the Buyer Disclosure Letter are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit or the Seller Disclosure Letter or the Buyer Disclosure Letter but not otherwise defined therein, shall have the meaning as defined in this Agreement.

     (ii) In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     (iii) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (A) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (B) any reference herein to any Person shall be construed to include the Person's successors and permitted assigns, (C) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (D) all references herein to Articles, Sections, Exhibits or Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules of this Agreement.

     SECTION 13.02. AMENDMENTS. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by Buyer and Seller.

     SECTION 13.03. ASSIGNMENT. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Buyer or any Selling Company (other than by operation of law in connection with a merger, or sale of substantially all the assets, of Buyer or any Selling Company) without the prior written consent of the other parties hereto; PROVIDED, HOWEVER, that Buyer may assign its right to purchase the Transferred Shares hereunder to a wholly owned subsidiary of Buyer without the prior written consent of any Selling Company; PROVIDED FURTHER, HOWEVER, that no assignment shall limit or affect the assignor's obligations hereunder. Any attempted assignment in violation of this
Section 13.03 shall be void.

     SECTION 13.04. NO THIRD PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person (including any Continued Employee or Former Employee or their respective dependants and beneficiaries), other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     SECTION 13.05. NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or fax or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

     (i) if to Buyer,

                                    Express Scripts, Inc.
                                    14000 Riverport Drive
                                    St. Louis, MO 63043
                                    Fax:  314-770-1581
                                    Attention:  Chief Executive Officer

                  with a copy to:

                                    Express Scripts, Inc.
                                    14000 Riverport Drive
                                    St. Louis, MO 63043
                                    Fax:  314-770-1581
                                    Attention:  General Counsel; and

                           (ii)     if to any Selling Company,

                                    SmithKline Beecham Corporation
                                    One Franklin Plaza
                                    P. O. Box 7929
                                    Philadelphia, PA 19101
                                    Fax:  215-751-3935
                                    Attention:  Chief Executive Officer

                  with copies to:

                                    SmithKline Beecham Corporation
                                    One Franklin Plaza
                                    P. O. Box 7929
                                    Philadelphia, PA 19101
                                    Fax:  215-751-3935
                                    Attention: General Counsel-U.S.; and

                                    Cravath, Swaine & Moore
                                    Worldwide Plaza
                                    825 Eighth Avenue
                                    New York, New York 10019
                                    Fax:  212-474-3700
                                    Attention:  Alan C. Stephenson

     SECTION 13.06. ATTORNEY FEES. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

     SECTION 13.07. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section; PROVIDED that receipt of copies of such counterparts is confirmed.

     SECTION 13.08. ENTIRE AGREEMENT. This Agreement, the other Transaction Documents and the Confidentiality Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. No party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein, in the other Transaction Documents or in the Confidentiality Agreement.

     SECTION 13.09.  FEES. Each party hereto hereby represents and warrants that
(a) the only brokers or finders that have acted for such party in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby or that may be entitled to any brokerage fee, finder's fee or commission in respect thereof are Morgan Stanley & Co.
Incorporated with respect to the Selling Companies and Credit Suisse First Boston Corporation with respect to Buyer and (b) each party shall pay all fees or commissions which may be payable to the firm so named with respect to such party.

     SECTION 13.10. SEVERABILITY. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

     SECTION 13.11. CONSENT TO JURISDICTION. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) any Federal court located in the State of New York and (b) any New York state court, for the purposes of any suit, action or other proceeding arising out of this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto either in a Federal Court located in the State of New York or in a New York state court. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 13.11. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby in (i) any Federal court located in the State of New York or (ii) any New York state court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 13.12. WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, the other Transaction Documents or any transaction contemplated hereby or thereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Transaction Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 13.12.

     SECTION 13.13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of law principles of such State other than Section 5-1401 of the New York General Obligations Law.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                         SMITHKLINE BEECHAM CORPORATION,

                         By: /s/ Edward J. Buthusiem

                            Name: Edward J. Buthusiem
                            Title: Vice President


                          SMITHKLINE BEECHAM INTERCREDIT BV,

                          By: /s/ Edward J. Buthusiem

                            Name: Edward J. Buthusiem
                            Title: Vice President


                          EXPRESS SCRIPTS, INC.,

                          By: /s/ Barrett Toan

                             Name:   Barrett Toan
                             Title:  President and Chief Executive Officer